Filed Pursuant to Rule 424(B)(2)
Registration No. 333-171670
PROSPECTUS SUPPLEMENT (To Prospectus Dated April 23, 2012)

$1,615,000 Face Amount of Class A-2013 Zero Coupon Certificates, Series 2012-1
$1,661,000 Face Amount of Class A-2014 Zero Coupon Certificates, Series 2012-1
$1,661,000 Face Amount of Class A-2015 Zero Coupon Certificates, Series 2012-1
$1,661,000 Face Amount of Class A-2016 Zero Coupon Certificates, Series 2012-1
$1,661,000 Face Amount of Class A-2017 Zero Coupon Certificates, Series 2012-1
$25,250,000 Face Amount of Class A-2037 Callable Step Up Certificates, Series 2012-1

Fixed Income Trust for Prudential Financial, Inc. Notes, Series 2012-1
Issuing Entity

Fixed Income Client Solutions LLC
Depositor and Sponsor
The issuing entity:
•	is a New York common law trust formed by a trust agreement between the depositor and The Bank of New York Mellon.
•
will issue six classes of certificates (collectively, the “certificates”), including five classes of zero coupon certificates (the “zero coupon certificates”) and one class of class A-2037 callable step-up certificates (“class A-2037 certificates”).

•	will enter into the warrant agent agreement pursuant to which the call warrants relating to the certificates will be issued. The call warrants are not offered by this prospectus supplement.

  The certificates:
•	will be issued at a discount to the face amount of the certificates.
•	represent the right to separate interest, or interest and principal, components of the underlying securities after payment of trust expenses.
•	are secured by the assets of the issuing entity, which principally consist of underlying securities.
•	are not insured or guaranteed by any governmental agency.
•	represent beneficial interests in the issuing entity only and do not represent an interest in or obligation of the underwriter, the trustee, the depositor and sponsor, or any of their affiliates.

  Each class of zero coupon certificates:
•	does not have a stated principal balance or pay current interest.
•	is entitled to a one-time distribution on its maturity date payable from separated interest payments received on the underlying securities.

  The class A-2037 certificates:
•	will not accrue interest, or be entitled to periodic payments of interest, prior to the class A-2037 conversion date in June 2017.
•
from and after the class A-2037 conversion date, are entitled to periodic payments of interest at the class A-2037 pass-through rate payable from separated interest and principal payments received on the underlying securities.

•	are entitled to payment of the face amount on their maturity date in December 2037.
•	are callable in whole or in part if the call warrants on the underlying securities are exercised, which may occur on any business day after June 1, 2017, as described in this prospectus supplement.

  The underlying securities:
•	will consist of $25,250,000 6.625% Medium-Term Notes, Series D due December 1, 2037 issued by Prudential Financial, Inc.
•	are not subject to early redemption by the underlying securities issuer.
•	have a different interest rate, distribution dates and denomination than do the certificates.

Investing in the certificates involves risks.  See “Risk Factors” beginning on page S-14 of this prospectus supplement and on page 1 in the accompanying prospectus for a discussion of certain risks that you should consider in connection with an investment in the certificates.

For complete information about the certificates, read both this prospectus supplement and the prospectus.  This prospectus supplement must be accompanied by the prospectus if it is being used to offer and sell the certificates.

	Price to Public		Underwriting Discount		Proceeds to Depositor
	Per Certificate	Total	Per Certificate	Total	Per Certificate	Total
Class A-2013	$ 983.2028	$ 1,587,872	$ 0	$ 0	$ 983.2028	$ 1,587,872
Class A-2014	$ 952.1812	$ 1,581,572	$ 0	$ 0	$ 952.1812	$ 1,581,572
Class A-2015	$ 915.2990	$ 1,520,311	$ 0	$ 0	$ 915.2990	$ 1,520,311
Class A-2016	$ 879.8010	$ 1,461,349	$ 0	$ 0	$ 879.8010	$ 1,461,349
Class A-2017	$ 837.4380	$ 1,390,984	$ 0	$ 0	$ 837.4380	$ 1,390,984
Class A-2037	$ 862.6975	$ 21,783,113	$ 12.50	$ 315,625	$ 850.1975	$ 21,467,488
Total for all Certificates	--	$ 29,325,202	--	$ 315,625	--	$ 29,009,576

Prior to this offering, there has been no public market for the certificates.  No assurance can be given as to the liquidity of the trading market for the certificates or whether an active public market for the certificates will develop.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates or determined if this prospectus supplement or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Subject to the satisfaction of certain conditions, the underwriter named below will purchase the certificates from the depositor.  See “Method of Distribution” in this prospectus supplement.  The underwriter expects to deliver the certificates in book-entry form only, on or about June 11, 2012.  The depositor intends to apply to list the class A-2037 certificates on the New York Stock Exchange.  Trading of the class A-2037 certificates on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery thereof.

US Bancorp
The date of this prospectus supplement is June 7, 2012

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates and (b) this prospectus supplement, which describes the specific terms of your series of certificates.

For complete information about the certificates, read both this prospectus supplement and the accompanying prospectus.  This prospectus supplement must be accompanied by the prospectus if it is being used to offer and sell the certificates.  All annexes, appendices and schedules to this prospectus supplement are part of this prospectus supplement.

The depositor has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (of which this prospectus supplement and the accompanying prospectus form a part) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to your series of certificates.  This prospectus supplement and the accompanying prospectus do not contain all of the information contained in the registration statement.  For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to the registration statement and the exhibits to such registration statement.  See “Where You Can Find More Information” in the accompanying prospectus.

You should rely only on the information contained in this prospectus supplement or the accompanying prospectus.  Neither the depositor nor the underwriter has authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  Neither the depositor nor the underwriter is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The table of contents below and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

For 90 days following the date of this prospectus supplement, all dealers selling the certificates will deliver a prospectus supplement and prospectus.  This is in addition to any dealer’s obligation to deliver a prospectus supplement and prospectus when acting as an underwriter of the certificates and with respect to their unsold allotments or subscriptions.

We are not offering the certificates in any state where the offer is not permitted.

STABILIZATION LEGEND

U.S. Bancorp Investments, Inc. may engage in transactions that stabilize, maintain or otherwise affect the price of the certificates, including over-allotment, stabilizing and short-covering transactions in such securities and the imposition of penalty bids, in each case in connection with the offering of the certificates.  For a description of these activities, see “Method of Distribution” in this prospectus supplement.

S-ii

TABLE OF CONTENTS

Summary	S-1

Risk Factors	S-14

Formation of the Issuing Entity	S-19

Use of Proceeds	S-19

Description of the Deposited Assets	S-19

Description of the Call Warrants and the Warrantholder	S-25

Description of the Certificates	S-28

Description of the Trust Agreement	S-33

Certain Federal Income Tax Consequences	S-36

ERISA Considerations	S-41

Method of Distribution	S-43

Ratings	S-44

Legal Matters	S-44

Index of Terms for Prospectus Supplement	S-45

Appendix A: Accretion Amounts of Certificates	A-1

S-iii

Summary

    This summary highlights the principal economic terms of the certificates being issued by the issuing entity and of the underlying securities.  It does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the certificates, you should read carefully this prospectus supplement and the accompanying prospectus in full.  Certain terms used in this prospectus supplement are defined on the pages indicated in the “Index of Terms.”

The Certificates

Depositor
Fixed Income Client Solutions LLC, a wholly-owned subsidiary of U.S. Bancorp (the “depositor”).  The depositor is also the “sponsor” with respect to the certificates for purposes of Rule 1101(1) under the Securities Act and references to the depositor herein also include the depositor in its capacity as sponsor.

Trustee	The Bank of New York Mellon.

Issuing Entity	The depositor and the trustee will form the Fixed Income Trust for Prudential Financial, Inc. Notes, Series 2012-1. We sometimes refer to the issuing entity as the “trust.”

Securities Offered
$1,615,000 aggregate face amount of Class A-2013 Zero Coupon Certificates, Series 2012-1 (the “class A-2013 certificates”), $1,661,000 aggregate face amount of Class A-2014 Zero Coupon Certificates, Series 2012-1 (the “class A-2014 certificates”), $1,661,000 aggregate face amount of Class A-2015 Zero Coupon Certificates, Series 2012-1 (the “class A-2015 certificates”), $1,661,000 aggregate face amount of Class A-2016 Zero Coupon Certificates, Series 2012-1 (the “class A-2016 certificates”) and $1,661,000 aggregate face amount of Class A-2017 Zero Coupon Certificates, Series 2012-1 (the “class A-2017 certificates” and, together with the class A-2013 certificates, the class A-2014 certificates, the class A-2015 certificates and the class A-2016 certificates, the “zero coupon certificates”).

$25,250,000 aggregate face amount of class A-2037 Callable Step-Up Certificates, Series 2012-1 (the “class A-2037 certificates” and, together with the zero coupon certificates, the “certificates”).

Certificates
The trust will issue six classes of certificates, consisting of the five classes of zero coupon certificates and the class A-2037 certificates.  Each class of certificates will have the initial aggregate face amount indicated in the table on page S-3.  Each class of zero coupon certificates represents the right to receive a single payment of its face amount from separated (or “stripped”) interest components during the related collection period, and the class A-2037 certificates represent the right to receive distributions of interest and face amount from stripped interest and principal components of the underlying securities during the related collection period, in each case after payment of trust expenses.

All of the zero coupon certificates will be sold at a price that represents a discount from the face amount of such certificate.  The zero coupon certificates are accrual certificates, and do not pay current interest or have a stated principal balance.  Each class of certificates (including the class A-2037 certificates prior to the class A-2037 conversion date) will have an accretion amount that will increase periodically from the closing date to the maturity date for that class (or, with respect to the class A-2037 certificates, to the class A-2037 conversion date) as specified on Appendix A to this prospectus supplement. In the event of a Trust Liquidation Event, the certificateholders may not receive a distribution of the full face amount of their certificate and instead will have the right to receive a distribution equal to the accretion amount of their certificate (subject to availability of funds). Except in the event of a Trust Liquidation Event, holders of the zero coupon certificates will not be entitled to receive any distributions allocable to principal or premium (if any) on the underlying securities.

On the maturity date of a class of zero coupon certificates, the certificateholders of such class will have the right to receive a single distribution in an amount equal to the face amount of their certificates.  The maturity date of each class is specified in the table below, and will occur on a distribution date occurring in June of the year corresponding to the class designation.  The class A-2013 certificates will receive a distribution in June 2013, the class A-2014 certificates will receive a distribution in June 2014, the class A-2015 certificates will receive a distribution in June 2015, the class A-2016 certificates will receive a distribution in June 2016 and the class A-2017 certificates will receive a distribution in June 2017.  In each case, holders of zero coupon certificates will receive distributions solely from specified scheduled interest distributions on the underlying securities on underlying securities payment dates occurring during the collection period for such class.

The class A-2037 certificates will be sold at a price that represents a discount from the face amount of such certificates. Prior to the class A-2037 conversion date, the class A-2037 certificates will:

●	not have a stated rate of interest,

●	not accrue any interest on their face amount, and

●	not be entitled to receive periodic distributions of interest or principal.

Commencing on the class A-2037 conversion date, the class A-2037 certificates will represent the right to receive interest at the class A-2037 pass-through rate based on the face amount of such class of certificates, from amounts received by the trust on underlying securities payment dates occurring during the collection period for such class.

On the final scheduled distribution date, holders of the class A-2037 certificates will be entitled to receive all distributions allocable to principal or premium (if any) on the underlying securities on such date, plus any interest owing on the underlying securities on such date.

The rights of the holders of the class A-2037 certificates to receive distributions on or after the class A-2037 conversion date are subject to the rights of the warrantholders to call the underlying securities, as described below.

Until the zero coupon certificates have been paid in full, the class A-2037 certificates will not be entitled to receive interest.

The certificates have in the aggregate an initial face amount of $33,509,000.  The certificates represent in the aggregate the entire beneficial ownership interest in the trust, subject to the rights of the warrantholders.  The face amount, maturity date, related underlying securities payment dates and yield on each class of certificate is described in the following table:

Class	Aggregate Face Amount of Class	Maturity Date*	Related Underlying Securities Payment Dates*	Yield
A-2013	$1,615,000	June 1, 2013	December 1, 2012 and June 1, 2013	1.75%
A-2014	$1,661,000	June 1, 2014	December 1, 2013 and June 1, 2014	2.50%
A-2015	$1,661,000	June 1, 2015	December 1, 2014 and June 1, 2015	3.00%
A-2016	$1,661,000	June 1, 2016	December 1, 2015 and June 1, 2016	3.25%
A-2017	$1,661,000	June 1, 2017	December 1, 2016 and June 1, 2017	3.60%
A-2037	$25,250,000	December 1, 2037	Each June 1 and December 1, beginning on December 1, 2017 through and including December 1, 2037	5.51%

____________________ *Or if not a business day as defined in the underlying securities prospectus, then the next business day.

“Face amount” means, for any certificate or class of certificates, the stated amount on the face of such certificates and is solely for convenience in determining the basis on which distributions on the certificates are calculated and determining the relative voting rights of certificateholders for purposes of voting on a class-by-class basis or otherwise.  Except as described in this prospectus supplement with respect to the class A-2037 certificates, the face amount does not represent the right to receive any distributions allocable to principal.

Class A-2037 Conversion Date	The next day following the distribution date in June 2017 (the “class A-2037 conversion date”).

Distribution Dates
The underlying securities payment dates occurring in June and December of each year from and including December 2012 to and including June 2037, and the final scheduled distribution date.  Each class of zero coupon certificates is entitled to receive a single distribution on the distribution date corresponding with its maturity date in an amount equal to its face amount.  The class A-2037 certificates will receive distributions of interest on each distribution date beginning with the December 2017 distribution date and ending on the final scheduled distribution date.  Ongoing trust expenses will be paid on each distribution date.

Final Scheduled Distribution Date	The underlying securities payment date occurring in December 2037 (the “final scheduled distribution date”).

Maturity Dates of Certificates
Each class of certificates will mature on the distribution date on which amounts are distributable to it (each, a “maturity date”).  The maturity date for each class of certificates will be the date specified in the table above under “Certificates.”  If the underlying securities payment date is not a business day, as defined in the indenture relating to the underlying securities, then the underlying securities payment date will occur on the next succeeding business day, and the maturity date for the related class of certificates will occur on the following business day.

Once the aggregate face amount of a class of certificates has been paid in full, such class of certificates will be deemed retired and no longer outstanding.

Class A-2037 Pass-through Rate	Prior to the class A-2037 conversion date, 0% per annum, and from and after the class A-2037 conversion date, 6.58% per annum (the “class A-2037 pass-through rate”)

Class A-2037 Interest Payment
Each semi-annual installment of interest payable on the class A-2037 certificates in arrears on each distribution date in an amount equal to the product of (i) the class A-2037 pass-through rate and (ii) the outstanding face amount of the class A-2037 certificates, assuming a year of twelve 30-day months (the “class A-2037 interest payment”).

Yield on Certificates
If held to maturity, the yield on each class of certificates as of the closing date will be the percentage specified in the table above under “Certificates.”  Your actual yield will depend on several factors, including: the purchase price that you pay for the certificates, when you acquire your certificates, whether a Trust Liquidation Event occurs, and in the case of the class A-2037 certificates, whether any warrantholder exercises its right to purchase the underlying securities.  See “Description of the Certificates—Yield on the Certificates” below.

Deposited Assets
The deposited assets will consist of the underlying securities.  The underlying securities have been purchased by the depositor or its affiliates in the secondary market.  See “The Underlying Securities” in this summary and “Description of the Deposited Assets” in this prospectus supplement.

Closing Date	June 11, 2012.

Cut-Off Date	June 11, 2012.

Record Date	For any class, the business day immediately preceding the distribution date for that class. On each distribution date, distributions will be made to certificateholders of record on the record date.

Denominations; Specified Currency	The certificates will be denominated and payable in U.S. dollars (the “specified currency”) and will be available for purchase in minimum denominations of $1,000 and multiples of $1,000.

Form of Security
Book-entry certificates with The Depository Trust Company.  See “Description of the Certificates—General” in this prospectus supplement.  Distributions will be settled in immediately available (same-day) funds.

Listing
Application will be made to list the class A-2037 certificates on the New York Stock Exchange (the “NYSE”).  Trading of the class A-2037 certificates on the NYSE is expected to commence within a 30-day period after the initial delivery thereof.  It is unlikely that trading of the class A-2037 certificates on the NYSE will be active.  There can be no assurance that the class A-2037 certificates, once listed, will continue to be eligible for trading on the NYSE or will continue to be listed.  See “Method of Distribution” in this prospectus supplement.  The zero coupon certificates will not be listed on any securities exchange.

The Underlying Securities

Underlying Securities	$25,250,000 principal amount of 6.625% Medium-Term Notes, Series D due December 1, 2037 issued by Prudential Financial, Inc. (the “underlying securities”), initially issued in an aggregate principal amount of $750,000,000.

Interest on the underlying securities accrues at the underlying securities rate for each underlying securities accrual period and is payable on each underlying securities payment date. The entire principal amount of the underlying securities will be payable on the underlying securities final payment date.

The underlying securities have a remaining term to maturity of approximately 25 years.

Prudential Financial, Inc. is a New Jersey corporation whose principal executive offices are located at 751 Broad Street, Newark, New Jersey 07102.

Underlying Securities Issuer	Prudential Financial, Inc. (the “underlying securities issuer”).

The underlying securities issuer is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”) and in accordance therewith files reports and other information (including financial information) with the Commission under the underlying securities issuer’s Securities Exchange Act file number, 333-132469.  The underlying securities issuer is not participating in this offering and has no obligations under the certificates.  See “Description of Deposited Assets –The Underlying Securities Issuer” herein.

Underlying Securities Original Issue Date	December 3, 2007.

Underlying Securities Final Payment Date	December 1, 2037.

Denominations; Underlying Securities	The underlying securities are denominated and payable in U.S. dollars and are available in minimum denominations of $1,000 and increments of $1,000.

Underlying Securities Payment Dates	June 1 and December 1 of each year, commencing June 1, 2008 (each, an “underlying securities payment date”).

Underlying Securities Rate	6.625% per annum.

Underlying Securities Interest Accrual Period	Semi-annually.

Priority
The underlying securities are part of a series of senior debt securities issued under the underlying securities issuer’s senior debt indenture.  The underlying securities will rank equally with all other unsecured senior indebtedness of the underlying securities issuer, whether currently existing or created in the future.

Security	The underlying securities are unsecured obligations of the underlying securities issuer.

Form of Underlying Securities	Book-entry debt securities with DTC.

Ratings of the Underlying Securities

The underlying securities issuer’s most recent public filing on Form 10-K indicates ratings for the underlying securities issuer’s debt obligations.  None of the depositor or any of its affiliates have confirmed, updated or investigated such ratings in connection with the offering of the certificates.  See “Description of the Deposited Assets—Underlying Securities” in this prospectus supplement.

The Trust Agreement

Trust Agreement	The certificates will be issued by the terms of the trust agreement. See “Description of the Trust Agreement” in this prospectus supplement for a description of the terms of the Trust Agreement.

Collections
Amounts received by the trust in respect of interest on the underlying securities during each collection period (other than payments received on the final underlying securities payment date occurring during such collection period), together with all carry-forward amounts, will be held uninvested by the trustee for the benefit of the certificateholders.

Collection Period
The collection period for each class of certificates will begin on the day immediately following the maturity date for the certificates maturing immediately prior to such class (or, in the case of the class A-2013 certificates, on the closing date) and will end on the maturity date for such class of certificates.  See “Certificates” above in this summary.

Each collection period will include one or more scheduled underlying securities payment dates as specified in the table above under “Certificates.”  All amounts received by the trust in respect of the underlying securities, and all proceeds thereof, during a collection period will be available for distribution by the trust on the next distribution date (after payment of certain trust expenses as described in this prospectus supplement).  See “Description of the Certificates—Collections” in this prospectus supplement.

Distributions
Distributions will be made to certificateholders only if, and to the extent that, payments are made with respect to the underlying securities, and only after any amounts paid by the trustee during the related collection period for the ongoing trust expenses.

On each distribution date, available amounts held by the trust will be applied by the trustee in the following order of priority:

●
first, (A) prior to the class A-2037 conversion date, (1) on the June 2013 distribution date, to the holders of the class A-2013 certificates, pro rata in accordance with the face amount of each certificate in such class, in an aggregate amount equal to the face amount of such class, (2) on the June 2014 distribution date, to the holders of the class A-2014 certificates, pro rata in accordance with the face amount of each certificate in such class, in an aggregate amount equal to the face amount of such class, (3) on the June 2015 distribution date, to the holders of the class A-2015 certificates, pro rata in accordance with the face amount of each certificate in such class, in an aggregate amount equal to the face amount of such class, (4) on the June 2016 distribution date, to the holders of the class A-2016 certificates, pro rata in accordance with the face amount of each certificate in such class, in an aggregate amount equal to the face amount of such class, (5) on the June 2017 distribution date, to the holders of the class A-2017 certificates, pro rata in accordance with the face amount of each certificate in such class, in an aggregate amount equal to the face amount of such class, and (B) from and after the class A-2037 conversion date, to the holders of the class A-2037 certificates, pro rata in accordance with the face amount of each certificate in such class, in an amount equal to the class A-2037 interest payment for such distribution date;

● second, on the final scheduled distribution date, to the holders of the class A-2037 certificates, pro rata, an amount equal to the face amount of such certificates; and

● third, to the trustee, reimbursement for extraordinary trust expenses payable on such distribution date, if any, up to the allowable expense amount.

Any amounts remaining after payment of extraordinary trust expenses on any distribution date, other than the final scheduled distribution date, will be retained by the trust as “carry-forward amounts,” to be used as available amounts on subsequent distribution dates, and will be held by the trust in cash and not invested.  Any amounts remaining after payment of extraordinary trust expenses on the final scheduled distribution date will be distributed to holders of the class A-2037 certificates, pro rata.

If the underlying securities are liquidated in whole or in part due to the occurrence of a Trust Liquidation Event, or if the underlying securities are distributed in kind in lieu of liquidation, the available amounts and other property of the Trust will be allocated as described under “Trust Liquidation Events” in this Summary.

“Allowable expense amount” means, for any collection period, the sum of (x) extraordinary trust expenses for such collection period and (y) amounts in respect of extraordinary trust expenses from preceding collection periods that have not been paid on the distribution date for such preceding collection period or not otherwise paid to the trustee; provided that “allowable expense amounts” include only extraordinary trust expenses that, in the aggregate for all collection periods, are in excess of $20,000 but are less than the maximum reimbursable amount of $100,000.

“Available amounts” means, for any distribution date, amounts received by the trust during the immediately preceding collection period, after distributions in respect of ongoing trust expenses, in respect of (i) interest on the underlying securities on the related underlying securities payment dates and all proceeds thereof and (ii) principal of the underlying securities on the maturity date of the underlying securities and all proceeds thereof, plus any available carry-forward amounts.  “Available amounts” will not include available warrant proceeds.

“Available warrant proceeds” means all amounts received by the trust from one or more warrantholders representing the warrant exercise price in connection with an exercise of the call warrants.

“Extraordinary trust expenses” means all expenses, fees, costs and disbursements related to the trust, incurred by the trustee or its agents, excluding the trustee’s initial acceptance fees and amounts relating to ongoing trust expenses.

“Ongoing trust expenses” means the trustee fee and rating agency monitoring fees for the hired NRSRO.

Payment of Ongoing Trust Expenses	Semi-annually on each distribution date, commencing in December 2012, the trustee will distribute the following amounts in respect of ongoing trust expenses from funds collected and held by the trust:

● to the trustee, one-half of the annual trustee fee; and

	●	to the hired NRSRO, one-half of the annual rating agency monitoring fee.

Trustee Fee
The trustee will receive a fee as compensation for its services to the trust equal to $6,500 per year, which will be paid by the trust semi-annually in two equal installments on each distribution date, commencing in December 2012, from available amounts as described above under “Payment of Ongoing Trust Expenses.”  In addition, the trustee will receive an upfront fee of $2,500 on the closing date payable from the proceeds of the sale of the certificates and the call warrants.

Rating Agency Monitoring Fee
The hired NRSRO will receive a fee for monitoring the rating on each class of outstanding certificates equal to $5,000 per year, which will be paid by the trust semi-annually in two equal installments on each distribution date, commencing in December 2012, from available amounts as described above under “Payment of Ongoing Trust Expenses.”  In addition, the hired NRSRO will receive an upfront fee of $7,500 on the closing date payable from the proceeds of the sale of the certificates and the call warrants.

NYSE Listing Fee
The depositor will pay to the NYSE an annual fee for the outstanding class A-2037 certificates listed on the NYSE, which will be paid by the depositor from the proceeds of the sale of the certificates and the call warrants.  The depositor expects that only the class A-2037 certificates will be listed on the NYSE.

Special Distribution Dates
If a payment with respect to the underlying securities is made to the trustee after the underlying securities payment date on which payment was due, then the trustee will distribute any such amounts received on the next occurring business day (a “special distribution date”) as if the funds had constituted available amounts on the distribution date immediately preceding such special distribution date; provided, however, that the record date for such special distribution date shall be the first business day prior to the day on which the related payment was received from the underlying securities trustee.

Trust Liquidation Events
Upon the occurrence of a trust liquidation event, the underlying securities will be liquidated by the trustee (if an in-kind distribution, as described under “Description of the Trust Certificates—Trust Liquidation Events” is not made) and all proceeds of the liquidation (including any underlying securities distributed in kind) will be distributed by the trustee, together with all other trust assets first, to the holders of the class A-2037 certificates, any accrued an unpaid interest on the class A-2037 certificates; second, to the holders of the outstanding certificates, pro rata, in accordance with the respective allocation percentage of each class up to the face amount of the outstanding certificates; and third, to the trustee, any unreimbursed extraordinary trust expenses, up to the allowable expense amount.  A trust liquidation event (each, a “Trust Liquidation Event”) will include: (1) an event of default on the underlying securities; provided, however, in the case of an event of default resulting from a breach of a covenant in the underlying securities indenture (see “Description of the Deposited Assets—Underlying Securities—Default and Related Matters” and “—Covenants of the Underlying Securities Issuer” in this prospectus supplement), such event will only result in a Trust Liquidation Event if the underlying securities issuer fails to pay any amounts due and payable to the holders of the underlying securities when such amounts are due under the terms of the underlying securities indenture, (2) an SEC reporting failure, (3) a Trust Tax Event or (4) an Investment Company Act Event.  See “Description of the Trust Agreement—Trust Liquidation Events” in this prospectus supplement.  Any amounts remaining will be distributed to the warrantholders.

SEC Reporting Failure By Underlying Securities Issuer

In the event that (1) the underlying securities issuer either (x) states in writing that it intends permanently to cease filing periodic reports required under the Securities Exchange Act or (y) fails to file all required periodic reports for any applicable reporting period, and (2) the depositor determines after consultation with the Commission staff or available published guidance, that under applicable securities laws, rules or regulations the trust (as defined below) must be liquidated or the underlying securities distributed (each, an “SEC reporting failure”), then the depositor will promptly notify the trustee and to the extent permitted by applicable law, the warrantholder, of the SEC reporting failure and the trustee will liquidate or distribute in-kind, any remaining underlying securities and the trustee will allocate and distribute such moneys or other property of the trust as described above in this prospectus supplement under “Description of the Trust Agreement—Trust Liquidation Events.”

Trust Tax Event
In the event that based on an opinion of counsel to the trust delivered in accordance with the trust agreement, a change has occurred in the federal income tax treatment of the trust resulting in the trust being liable for a material amount of entity level taxation (a “Trust Tax Event”), then the depositor will promptly notify the trustee and to the extent permitted by applicable law, the warrantholder, of such Trust Tax Event and the trustee will liquidate or distribute in-kind, any remaining underlying securities and the trustee will allocate and distribute such moneys or other property of the trust as described in this prospectus supplement under “Description of the Trust Agreement—Trust Liquidation Events.”

Investment Company Act Event
In the event that the depositor determines after the closing date that the trust is required to register with the Commission under the Investment Company Act of 1940, as amended (each, an “Investment Company Act Event”), then the depositor will promptly notify the trustee and to the extent permitted by applicable law, the warrantholder, of such Investment Company Act Event and the trustee will liquidate or distribute in-kind, any remaining underlying securities and the trustee will allocate and distribute such moneys or other property of the trust as described in this prospectus supplement under “Description of the Trust Agreement—Trust Liquidation Events.”

Accretion Amount
The “accretion amount” for each outstanding certificate, as of any date of determination, is the portion of the face amount accreted to such certificate, as obtained by the trustee and confirmed by the depositor as of such date, at the rate shown on the applicable accretion schedule.

The “accretion schedule” for each certificate is attached as Appendix A to this prospectus supplement, and describes the accretion amount of each class of certificates as of each underlying securities payment date between the closing date and the maturity date of such class, at a rate equal to the annualized yield of such class, compounded semi-annually assuming a 360-day year of twelve 30-day months.  The accretion amount for any certificate as of any business day during the interim periods between underlying security payment dates can be determined by calculating the accretion amount for the appropriate number of days during the interim period, using the rate shown on the applicable accretion schedule on Appendix A to this prospectus supplement.

Allocation Percentage
For any certificate or class of certificates as of any business day, the “allocation percentage” will be the percentage equivalent of the quotient obtained by dividing (i) the accretion amount of such certificate or class of certificates on such business day, by (ii) the aggregate accretion amounts of all outstanding certificates on such business day.

Call Warrants
Concurrently with the execution of the trust agreement and the delivery of the certificates, the trustee, on behalf of the trust, will execute an agreement (the “warrant agent agreement”), initially evidencing call options with respect to the underlying securities (the “call warrants”).  The trust will hold the underlying securities subject to the call warrants.  The trustee will act as warrant agent (in this capacity, the “warrant agent”) under the warrant agent agreement.

On the closing date, the warrantholders will be required to make an upfront payment to the depositor as consideration for the call warrants.

The call warrants permit their holders to purchase the underlying securities from the trust at any time on any business day on or after June 1, 2017 (a “warrant exercise date”).

Each call warrant may be exercised by the relevant warrantholder in whole, but not in part, on any warrant exercise date.  Upon exercise of a call warrant, the exercising warrantholder will be entitled to delivery of the called underlying securities or, in connection with a tender offer where the called securities cannot be delivered, the excess of the tender offer proceeds over the warrant exercise purchase price.  The “called underlying securities” will be underlying securities having a principal amount equal to $500,000 per exercised call warrant.

An exercise of the call warrants in whole will result in the redemption of all of the class A-2037 certificates.

In the event of an exercise of some but not all of the call warrants, class A-2037 certificates will be selected for redemption by lot, or in the event redemption by lot is not practicable, by pro rata reduction in a face amount of class A-2037 certificates equal to 100% of the principal amount of underlying securities to be purchased ($500,000 face amount of class A-2037 certificates redeemed for each call warrant exercised).

Any redemption of the class A-2037 certificates resulting from an exercise of the call warrants on or after the warrant exercise date will be at a price equal to 100% of the face amount of the class A-2037 certificates to be redeemed plus accrued and unpaid interest.  No call or other premium will be paid.

See “Description of the Call Warrants and the Warrantholder” in this prospectus supplement.

Warrantholder
On the closing date, it is anticipated that U.S. Bancorp Investments, Inc. or its affiliate will be the sole holder of the call warrants (the “warrantholder”).  U.S. Bancorp Investments, Inc. has informed the depositor that it intends to market the call warrants for sale on or after the closing date.  The call warrants may not be transferred except to a transferee whom the transferor of the call warrants reasonably believes is (i) a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) and (ii) acquiring the call warrants for its own account or for the account of an investor of the type described in clause (i) above as to which the transferee exercises sole investment discretion.  See “Description of the Call Warrants and the Warrantholder” in this prospectus supplement.

Trust Termination Events	The Trust will terminate upon:

	●	the payment in full at maturity;

●
the distribution of the proceeds received upon a recovery on the underlying securities (after deducting the costs incurred in connection therewith) after a payment default on the underlying securities or an acceleration thereof (or other default with respect to the underlying securities);

	●	the liquidation of the underlying securities and distribution of liquidation proceeds (or distribution in kind) in accordance with the trust agreement in the event of a Trust Liquidation Event; or

	●	the sale by the trust in accordance with the call warrants of all the underlying securities and the distribution in full of all amounts due to certificateholders.

Under the terms of the trust agreement and the call warrants, the certificateholders will not be entitled to terminate the trust or cause the sale or other disposition of the underlying securities, except in connection with a Trust Liquidation Event, if and for so long as the call warrants remain outstanding, without the unanimous consent of the warrantholders.  See “Description of the Trust Agreement—Termination” in the accompanying prospectus.

Additional Information

Certain Federal Income Tax Consequences

Chapman and Cutler LLP, tax counsel, will deliver an opinion that the trust will be a grantor trust or a partnership for U.S. federal income tax purposes and not an association taxable as a corporation (or publicly traded partnership treated as a corporation).  Although such treatment is not certain, the trustee intends for tax reporting purposes to treat the trust as a grantor trust and the balance of this discussion assumes that the trust will be so classified.  For a discussion of the consequences of recharacterization of the trust as a partnership for U.S. federal income tax purposes, see “Certain Federal Income Tax Consequences—Tax Status of the Trust—Classification as a Partnership” in the accompanying prospectus.  Each certificateholder will be subject to the original issue discount (“OID”) rules of the Code and Treasury Regulations with respect to such certificates.  See “Certain Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations
An “employee benefit plan” subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or a “plan” subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), contemplating the purchase of certificates should consult with its counsel before making such a purchase.  The fiduciary of such an employee benefit plan or plan and such legal advisors should consider whether the certificates will satisfy all of the requirements of the “publicly offered securities” exception described herein and the possible application of “prohibited transaction exemptions” described herein.  See “ERISA Considerations,” below in this prospectus supplement.

Ratings
The certificates are expected to receive a credit rating from one nationally recognized statistical rating organization (“hired NRSRO”).  A credit rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.  A credit rating does not address the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the deposited assets, or the corresponding effect on yield to investors. See "Ratings" in this prospectus supplement.

CUSIP Number
Class A-2013 certificates:  33834C AB2
Class A-2014 certificates:  33834C AC0
Class A-2015 certificates:  33834C AD8
Class A-2016 certificates:  33834C AE6
Class A-2017 certificates:  33834C AF3
Class A-2037 certificates:  33834C AG1

How to Reach the Depositor	You may contact the depositor’s offices at 214 N. Tryon Street, Suite 2636, Charlotte, North Carolina 28202. The depositor’s telephone number is (877) 421-7858.

Payment Flow	The following diagram illustrates how payments on the underlying securities are paid by the trust to the holders of the certificates.

Payments from the Issuing Entity*
Each Distribution Date
Trustee Fee, Rating Agency Fee.
June 2013 Distribution Date
Class A-2013 Certificate
June 2014 Distribution Date
Class A-2014 Certificate
June 2015 Distribution Date
Class A-2015 Certificate
June 2016 Distribution Date
Class A-2016 Certificate
June 2017 Distribution Date
Class A-2017 Certificate
December 2017 Distribution Date through December 2037 Distribution Date
Class A-2037 Certificate
Underlying Securities
Payments on Underlying Securities
Fixed Income Trust for Prudential Financial, Inc. Notes, Series 2012-1 (Issuing Entity)

* Note: On any distribution date, distributions to the applicable certificateholders will be made up of amounts received with respect to the underlying securities on one or more underlying securities payment dates. For a description of which underlying securities payment dates correspond to each distribution date, see the table above under "Certificates."

Risk Factors

The underlying securities are not guaranteed by the federal government or any agency or instrumentality of the federal government, other than the issuer of the underlying securities.  The certificates represent interests in the issuing entity only and do not represent an interest in or obligation of the underwriter, the depositor, or any of their affiliates.

The certificates may not be actively traded.  U.S. Bancorp Investments, Inc. does not intend to make a secondary market in the certificates.  There may be little or no secondary market for the certificates.  Although application will be made to list the class A-2037 certificates on the NYSE, it is not possible to predict whether the class A-2037 certificates will trade in the secondary market or continue to be listed on the NYSE.  Even if there is a secondary market, it may not provide significant liquidity.

No investigation of the underlying securities or the underlying securities issuer has been made by the depositor, the sponsor, the underwriter or the trustee in connection with the offering of the certificates.  None of the depositor, the sponsor, the underwriter or the trustee has made, or will make, any investigation of the business condition, financial or otherwise, of the underlying securities issuer, or has verified or will verify any reports or information filed by the underlying securities issuer with the Commission or otherwise made available to the public.  None of the depositor, the underwriter or the trustee is affiliated with the underlying securities issuer.

Certificateholders will be exposed to the credit risk of the underlying securities issuer.  Material information with respect to the underlying securities issuer is described in public filings prepared by the underlying securities issuer and referred to in this prospectus supplement.  In addition, this section does not contain any risk factors relating to the underlying securities issuer.

It is strongly recommended that prospective investors in the certificates consider and evaluate publicly available financial and other information regarding the underlying securities issuer.  The issuance of the certificates should not be construed as an endorsement by the depositor, the underwriter or the trustee of the financial condition or business prospects of the underlying securities issuer.  Potential certificateholders should obtain and evaluate the same information concerning the underlying securities issuer as they would obtain and evaluate if they were investing directly in the underlying securities or in other debt securities issued by the underlying securities issuer.  None of the depositor, the trustee, the underwriter, or any of their respective affiliates, assumes any responsibility for the accuracy, timeliness or completeness of any publicly available information of the underlying securities issuer filed with the Commission or any other comparable U.S. or international government agency or otherwise made publicly available or considered by a purchaser of the certificates in making its investment decision in connection therewith.  See “Description of the Deposited Assets” in this prospectus supplement.

One or more affiliates of the depositor and/or the underwriter may publish research reports from time to time with respect to the underlying securities issuer.  Such reports may make negative recommendations with respect to securities of the underlying securities issuer.  None of the depositor, the underwriter or the trustee undertakes any responsibility to reflect or account for in this prospectus supplement the conclusions or analyses set forth in such research reports.  You may obtain a copy of any research reports relating to the underlying securities issuer by requesting them from your broker.

The underlying securities and the other assets of the trust are the only payment source for the certificates.  The payments made by the underlying securities issuer on the underlying securities are the only source of payment for your certificates.  The underlying securities are unsecured obligations of the underlying securities issuer.  The underlying securities issuer is subject to laws relating to bankruptcy, liquidation, moratorium, reorganization or other insolvency proceedings.  If the underlying securities issuer experiences financial difficulties, there may be delays in payment, partial payment or non-payment of your certificates.  Under certain circumstances, payments previously made on the underlying securities and distributed to the certificateholders may have to be returned to the underlying securities issuer or its bankruptcy trustee or similar official.  In the event of nonpayment on the underlying securities by the underlying securities issuer, you will bear the risk of such nonpayment.  See “Description of Deposited Assets and Credit Support—Underlying Securities—Events of Default” and “—Remedies” in the accompanying prospectus.  The underlying securities are not guaranteed by the federal government or any agency or instrumentality of the federal government.  The certificates represent interests in the applicable trust only and do not represent an interest in or obligation of the underwriter, the depositor, the trustee or any of their affiliates.

Since the assets of the trust will be limited to the underlying securities and any other deposited assets, a trust will be able to distribute interest, premium, if any, and principal on the certificates issued by it only to the extent that it receives the corresponding amounts from the related underlying securities issuer.  The underlying securities issuer is vulnerable to adverse business conditions which may affect payment on the underlying securities, and in turn, on the certificates.  Financial difficulties experienced by the underlying securities issuer could cause delays in payment, partial payment or nonpayment of the underlying securities and the certificates.  In deciding whether to purchase or sell certificates, an investor should therefore obtain and evaluate information concerning the underlying securities issuer as if it were investing directly in securities issued by that person.  The issuing entity, the trustee, the depositor, the underwriter and their affiliates have not verified, have not undertaken to verify and will not verify, the accuracy, completeness or continued availability of any such information, and have not made any investigation of the financial condition or creditworthiness of any such person.  Furthermore, we cannot give any assurance that all events occurring prior to the date any certificates are offered for sale (including events that would affect the accuracy or completeness of the publicly available documents) that would affect the creditworthiness of the underlying securities issuer have been publicly disclosed.  Therefore, neither the issuance and sale of any series of certificates nor the inclusion of information regarding a particular underlying securities issuer in this prospectus supplement should be construed as an endorsement of any such person or a statement regarding the financial condition or creditworthiness of any such person.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning any underlying securities issuer could affect the value received at maturity with respect to the certificates.  See “Description of Deposited Assets and Credit Support” in the accompanying prospectus.

The return you earn will not be the same as the interest that would be earned on a direct investment in the underlying securities.   The certificates represent an interest in the assets of the trust, which consist primarily of underlying securities.  Investing in the certificates will not make you a holder of any of the underlying securities, although the trust may distribute the underlying securities in kind to the certificateholders in certain circumstances (see “Description of the Certificates—Recovery on Underlying Securities Following Payment Default or Acceleration” and “—Trust Liquidation Events” in this prospectus supplement). You will not have any voting rights, any rights to receive distributions, or any other rights with respect to the underlying securities.  In addition, because the certificates are zero coupon certificates, the yield on your certificates may be higher or lower than the yield and coupon rate on the underlying securities.  As a result, the return earned on your certificates may not reflect the interest you would earn if you actually owned the underlying securities and received the interest payments or other distributions made in connection with them.  Distributions with respect to the certificates shall be made as provided in this prospectus supplement and the accompanying prospectus.

Bankruptcy of certain transaction parties may cause a delay or reduction in payment on the certificates.  U.S. Bancorp Investments, Inc. will represent and warrant that its transfer of the underlying securities to the depositor is a sale.  If U.S. Bancorp Investments, Inc. were to become a debtor in a bankruptcy case, and a party in interest (including U.S. Bancorp Investments, Inc. itself) were to take the position that the transfer of the underlying securities to the depositor should be recharacterized as the grant of a security interest in such underlying securities to secure a borrowing of U.S. Bancorp Investments, Inc., delays in payments on the certificates could result.  If a court were to adopt such position, then delays or reductions in payments on, or other losses with respect to, the certificates could result.  The depositor has taken steps to minimize the risk that in the event the parent of the depositor or U.S. Bancorp Investments, Inc. were to become the debtor in a bankruptcy case, a court would order that the assets and liabilities of the depositor be substantively consolidated with those of the parent or U.S. Bancorp Investments, Inc.  These steps include the creation of the depositor as a separate limited purpose entity with organizational documents that limit the nature of its business.  However, there can be no assurance that the activities of the depositor, its parent or U.S. Bancorp Investments, Inc. would not result in a court concluding that the assets and liabilities of the depositor should be consolidated with those of its parent or U.S. Bancorp Investments, Inc. in a case under the Bankruptcy Code.  If a party in interest (including the depositor’ parent or U.S. Bancorp Investments, Inc.) asserted that the assets and liabilities of the depositor should be consolidated with those of the parent, delays in payments on the certificates could result.  If the court ordered that the assets and liabilities of the depositor be consolidated with those of the parent or U.S. Bancorp Investments, Inc., there could be delays or reductions in payments on, or other losses with respect to, the certificates.

Certain payments to U.S. Bancorp Investments, Inc.  On the distribution date in December 2012, as payment of the balance of the purchase price for the underlying securities, the trustee will pay to U.S. Bancorp Investments, Inc., an affiliate of the depositor and sponsor, the amount of the interest accrued on the underlying securities from May 25, 2012 to, but not including, the closing date.  In the event an underlying security event of default occurs on or prior to the first distribution date and U.S. Bancorp Investments, Inc. is not paid such accrued interest on such date, U.S. Bancorp Investments, Inc. will have a claim for such accrued interest, and will share pro rata with the holders of the certificates to the extent of such claim in the proceeds from the recovery on the underlying securities.  See “Description of Deposited Assets and Credit Support—Underlying Securities—Events of Default” and “—Remedies” in the accompanying prospectus.

Available liquidation proceeds, or underlying securities distributed in kind, may be insufficient to pay the full face amount of the certificates.   If a Trust Liquidation Event occurs, the underlying securities will be liquidated or distributed in kind, and the certificates will be redeemed by the trust.  The proceeds of any redemption of the certificates resulting from a Trust Liquidation Event, or any underlying securities to be distributed in kind, together with all other assts of the trust, will be distributed pro rata among the classes of certificates based on the allocation percentage of each class as described in this prospectus supplement under “Description of the Certificates—Trust Liquidation Events.”  Available liquidation proceeds, or property distributed in kind, will be distributed first, to the holders of the class A-2037 certificates in an amount equal to any accrued and unpaid interest on such class; second, to the holders of the outstanding classes of certificates pro rata in accordance with the allocation percentages of such certificates on the redemption date up to the face amount of each certificate; and third, to the trustee, any unreimbursed extraordinary trust expenses, up to the allowable expense amount.  Any remaining amounts will be distributed to the warrantholders.  On the closing date, the trust is expected to issue $33,509,000 aggregate face amount of certificates, and is expected to purchase $25,250,000 principal amount of underlying securities from the depositor (representing approximately 75.35% of the face amount of certificates issued).  The available liquidation proceeds may be insufficient to ensure that any certificateholder receives a distribution equal to the full accretion amount or face amount of its certificate.

The holder of the call warrants, and not certificateholders, will benefit from market value appreciation on the underlying securities. If an exercise of the call warrants occurs, the trustee will use available warrant proceeds to redeem the class A-2037 certificates in an aggregate equal to 100% of the aggregate face amounts for all outstanding class A-2037 certificates as of the exercise date (subject to the sufficiency of the available warrant proceeds), plus accrued and unpaid interest.  The right of the warrantholders to purchase the underlying securities will effectively reserve to warrantholders the right to realize the resulting gain in the event of an increase in the market value of the underlying securities after the warrant exercise date relative to their value as of the date of this prospectus supplement.

The class A-2037 certificates may be called at a time when comparable investments are not available.  An exercise of the call warrants may result in a call of the class A-2037 certificates at a time when reinvestment in securities with yields comparable to that of the class A-2037 certificates is not possible.  This is particularly important because a decreasing interest rate environment will make an exercise of the call warrants more likely.  There can be no assurance as to the effect of any exercise of the call warrants on a certificateholder’s yield on its class A-2037 certificates.

A failure by the underlying securities issuer to file reports with the Commission could cause early termination of the trust or cause the class A-2037 certificates to be ineligible for listing on the NYSE.  Application will be made to list the class A-2037 certificates on the NYSE.  Trading of the class A-2037 certificates on the NYSE is expected to commence within a 30-day period after the initial delivery of the class A-2037 certificates.  There can be no assurance that the class A-2037 certificates, once listed, will continue to be eligible for trading on the NYSE or will continue to be listed.  Should the underlying securities issuer cease to report under the Securities Exchange Act, the trustee may be required to liquidate the underlying securities or distribute them in kind.  Any such liquidation or distribution of the underlying securities will result in a final distribution to certificateholders of the net proceeds of such liquidation or of the value of the underlying securities, as applicable.  In any event, there can be no assurance that, at the time of any such liquidation or distribution, the market price of the underlying securities will equal the accretion amount of the outstanding certificates.  As a result, you may suffer a loss upon any such occurrence.  See “Description of the Certificates—SEC Reporting Failure by Underlying Securities Issuer” in this prospectus supplement.

A failure or termination of reporting by the underlying securities issuer may occur as a result of, among other reasons, a merger or acquisition, redemption or delisting of unrelated securities of the underlying securities issuer, or any guarantors of its obligations, or changes in its corporate structure, a restatement or unavailability of financial statements, or other events with respect to the underlying securities issuer over which the depositor has no control.

A reduction, withdrawal or qualification of the ratings on your certificates could adversely affect the market value of your certificates and/or limit your ability to resell your certificates.  The depositor has engaged one hired NRSRO and will pay it a fee to assign ratings on each class of certificates.  The depositor has not hired any other nationally recognized statistical rating organization (each, a “non-hired NRSRO”) to assign ratings on any class of certificates and is not aware that any non-hired NRSRO has assigned ratings on any class of certificates.  However, under Commission rules, information provided to a hired NRSRO for the purpose of assigning or monitoring the ratings on the certificates is required to be made available to each non-hired NRSRO in order to make it possible for such non-hired NRSROs to assign unsolicited ratings on one or more classes of certificates. An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriter or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this prospectus supplement.  NRSROs, including the hired NRSRO, have different methodologies, criteria, models and requirements.  If any non-hired NRSRO assigns an unsolicited rating on a class of certificates, there can be no assurance that such rating will not be lower than the ratings provided by the hired NRSRO, which could adversely affect the market value of your of certificates and/or limit your ability to resell your certificates.  In addition, if the depositor fails to make available to the non-hired NRSROs any information provided to any hired NRSRO for the purpose of assigning or monitoring the ratings on the certificates, a hired NRSRO could withdraw its ratings on any class of certificates, which could adversely affect the market value of your class of certificates and/or limit your ability to resell your certificates.

Additionally, the rating issued for any class of certificates is not a recommendation to purchase, sell or hold that class of certificates.  The rating does not comment on the market price of any class of certificates or their suitability for a particular investor.  In addition, the rating does not address the likelihood of the underlying securities issuer failing to report under the Securities Exchange Act.

The interests of the certificateholders with respect to underlying securities may conflict with the interests of U.S. Bancorp Investments, Inc., the depositor or their affiliates.  U.S. Bancorp Investments, Inc. and other affiliates of the depositor may commence, maintain or continue to maintain commercial relationships with respect to the underlying securities issuer or its affiliates.  In particular, affiliates of the depositor may provide investment banking and other financial services to, and may enter into derivative transactions with, the underlying securities issuer or its affiliates.  To the extent permitted by law, affiliates of the depositor may also hold long or short positions with respect to securities or other obligations of the underlying securities issuer or its affiliates (including the underlying securities), or may enter into credit derivative or other derivative transactions with third parties with respect to those obligations.  In connection with those transactions, affiliates of U.S. Bancorp Investments, Inc. or the depositor may exercise or enforce rights against, and may otherwise act with respect to, the underlying securities issuer or its affiliates without regard to the issuance of the certificates and the related transactions described in this prospectus supplement.  Any such actions might have an adverse effect on the underlying securities, the underlying securities issuer, the ability of the trust to exercise or enforce any rights with respect to the underlying securities or the value of the certificates.  In the case of a bankruptcy or insolvency of the underlying securities issuer or its affiliates, or any other default under securities or other obligations of the underlying securities issuer or its affiliates (including the underlying securities), the interests of the certificateholders with respect to underlying securities held by the trust may be in conflict with the interests of U.S. Bancorp Investments, Inc. the depositor or their affiliates that have entered into transactions with the underlying securities issuer or its affiliates.

The market value of underlying securities will affect the market value of the certificates.  The market value of the underlying securities, due to their maturity, will be sensitive to changes in prevailing market interest rates, and will also vary depending upon the creditworthiness of the underlying securities issuer and other factors.  Any decline in the market value of the underlying securities will correspondingly affect the market value of the certificates, and a holder of the certificates will bear the risk of any such decline in market value.

Certificateholders may be subject to risks and regulations upon a distribution of the underlying securities. Under certain circumstances described herein, the trust may distribute the underlying securities to the certificateholders. See “Description of the Certificates—Recovery on Underlying Securities Following Payment Default or Acceleration” and “—Trust Liquidation Events.”  Upon such a distribution in kind, each certificateholder will be required to comply with all regulations (including securities laws and taxation) applicable to holders of the underlying securities.

The payments owed to the trust are unsecured obligations. In a liquidation of the underlying securities issuer, holders of the underlying securities, including the trust, will be paid only after holders of secured obligations of the underlying securities issuer.  According to the underlying securities prospectus, the underlying securities are unsecured and rank equally with all other unsecured and senior debt obligations of the underlying securities issuer.  The underlying securities and the senior debt indenture do not limit the underlying securities issuer or any of its subsidiaries from incurring additional debt.

Holders of the certificates may be required to recognize income for U.S. federal income tax purposes at the time interest accrues, whether or not they actually receive interest income at that time.  Each holder of the underlying securities, including the trust, will be required to accrue income for United States federal income tax purposes in the amount of the accumulated distributions on the underlying securities, in the form of original issue discount.  In that event, you, as a certificateholder will recognize income for United States federal income tax purposes in advance of the receipt of cash corresponding to that income, you will not receive the cash related to that income from the underlying securities issuer if you dispose of your certificates prior to the applicable record date for any distributions of those amounts.

See “Certain Federal Income Tax Consequences” in the accompanying prospectus and prospectus supplement.

Formation of the Issuing Entity

The issuing entity will be Fixed Income Trust for Prudential Financial, Inc. Notes, Series 2012-1 (the “trust”), a New York common law trust, formed under the 2012-1 series supplement dated as of the closing date between the depositor and the trustee which supplements the terms of the base trust agreement dated as of June 11, 2012 and which are collectively referred to as the “trust agreement.”  See “Description of the Trust Agreement” in this prospectus supplement.  At the time of the execution and delivery of the trust agreement, the depositor will sell the underlying securities to the trustee, on behalf of the trust and not in its individual capacity.  The trustee, on behalf of the trust and not in its individual capacity, will purchase such underlying securities and will deliver the certificates in accordance with the instructions of the depositor.  The trustee will hold the underlying securities for the benefit of the holders of the certificates (the “certificateholders”).

The underlying securities will be purchased by U.S. Bancorp Investments, Inc. or one of its affiliates in the secondary market (and not from the underlying securities issuer), and then U.S. Bancorp Investments, Inc. or one of its affiliates will sell the underlying securities to the depositor and the depositor will sell such underlying securities to the trustee on behalf of the trust and not in its individual capacity.  Prudential Financial, Inc., issuer of the underlying securities, is not participating in this offering and will not receive any of the proceeds of the sale of the underlying securities to the depositor or the issuance of the certificates.  Neither the depositor nor any of its affiliates participated in the initial public offering of the underlying securities.  The underlying securities issuer is not participating in this offering and will not receive any of the proceeds of the sale of the underlying securities to U.S. Bancorp Investments, Inc. or the trust.

The fiscal year end for the trust will be December 31 of each year.

Each of the depositor and the trust has been established so as to minimize the risk that it would become insolvent or enter bankruptcy.  Nevertheless, it may be eligible to file for bankruptcy, and no assurance can be given that the risk of insolvency or bankruptcy has been eliminated.  If the depositor or the trust were to become insolvent or were to enter bankruptcy, distributions on the certificates could be delayed or reduced, and certificateholders could be required under certain circumstances to return distributions previously made on the certificates.

The trust is not authorized to issue any securities other than the certificates.

Use of Proceeds

The net proceeds to be received by the depositor from the sale of the certificates will be used to purchase the underlying securities and to pay certain start-up expenses of the trust.

Description of the Deposited Assets

  General

The deposited assets will consist primarily of the underlying securities, which are publicly issued debt securities.  The underlying securities, together with any other deposited assets described below, represent the sole assets of the trust that are available to make distributions in respect of the certificates.

No investigation of the underlying securities or the underlying securities issuer was made by the depositor and sponsor, the trustee or the underwriters in connection with this offering.  The underlying securities were selected for sale to the trust by the depositor based on its assessment of investor preferences, the payment characteristics of the underlying securities, and the price and availability of the underlying securities in the secondary market.

All of the underlying securities of the trust sold to it by the depositor will consist of $25,250,000 principal amount of the 6.625% Medium-Term Notes, Series D, due December 1, 2037 of Prudential Financial, Inc., which series has an aggregate principal amount outstanding as of the cut-off date of approximately $750,000,000.00.  The underlying securities will be purchased by the depositor in the secondary market (either directly or through an affiliate of the depositor) and will be sold to the trust.  The underlying securities will not be acquired either from Prudential Financial, Inc. or by any distribution by or agreement with Prudential Financial, Inc.

Collections received by the trust representing payments of interest on the underlying securities will be held by the trust in cash and not invested, until the next distribution date.

As of May 22, 2012, the depositor estimates that the market price of the underlying securities was 117.79% of their principal amount plus accrued interest.  This market price is based on one or more prices reported or available to the depositor for actual sales occurring on May 22, 2012.  The foregoing market price of the underlying securities is not intended to indicate the market value of the certificates.

As of the cut-off date, the underlying securities were rated by at least one nationally recognized rating agency, and, based on publicly available information, the underlying securities issuer was not in default in the payment of any installments of principal, interest or premium (if any) with respect to the underlying securities.  The underlying securities issuer’s most recent public filing on Form 10-K indicates ratings for the underlying securities issuer’s debt obligations.  The depositor and its affiliates have not confirmed, updated or investigated such ratings in connection with the offering of the certificates. Any rating of any of the underlying securities is not a recommendation to purchase, hold or sell such underlying security or the certificates, and a rating may not remain for any given period of time or may be lowered or withdrawn entirely by a rating agency in the future.  See “Ratings” and “Risk Factors—A reduction, withdrawal or qualification of the ratings on your certificates could adversely affect the market value of your certificates and/or limit your ability to resell your certificates” in this prospectus supplement regarding considerations applicable to the ratings of the certificates.

This prospectus supplement relates only to the certificates and does not relate to the underlying securities.  This prospectus supplement described certain relevant information and terms with respect to the underlying securities issuer and the underlying securities, but does not provide detailed information with respect to the underlying securities issuer or the underlying securities.  All disclosure contained in this prospectus supplement with respect to the underlying securities issuer and the underlying securities is derived from publicly available documents, and is qualified in its entirety by, and should be read in conjunction with, (i) the Final Term Sheet relating to the underlying securities, dated November 28, 2007 (the “underlying securities term sheet”), (ii) the Prospectus Supplement relating to the underlying securities dated March 16, 2006 (the “underlying securities prospectus supplement”), and (ii) the Prospectus relating to the underlying securities dated March 16, 2006 (and together with the underlying securities term sheet and the underlying securities prospectus supplement, the “underlying securities prospectus”) of which such underlying securities prospectus supplement is a part.

  Underlying Securities Issuer

Prudential Financial, Inc. is the issuer of the underlying securities.  According to Prudential Financial, Inc.’s publicly available documents, Prudential Financial, Inc. is one of the largest financial services companies in the United States. Through its subsidiaries and affiliates, it offers a wide array of financial products and services, including life insurance, mutual funds, annuities, pension and retirement-related services and administration, asset management, banking and trust services, real estate brokerage and relocation services, and, through a joint venture, securities brokerage services. It provides these products and services to individual and institutional customers in the United States and approximately 30 other countries through one of the largest distribution networks in the financial services industry.

The underlying securities issuer is a holding company, with insubstantial assets other than investments in subsidiaries. As a holding company, the underlying securities issuer is dependent on dividends, loans or advances, or other intercompany transfers of funds from our subsidiaries to meet its obligations. The subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due under the underlying securities issuer’s obligations or to make any funds available for such payment. Because the underlying securities issuer is principally a holding company, its right to participate in any distribution of assets of any of its subsidiaries, including The Prudential Insurance Company of America, upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of its creditors, except to the extent the underlying securities issuer may be recognized as a creditor of that subsidiary. Accordingly, the underlying securities issuer’s obligations under the debt securities will be effectively subordinated to all existing and future indebtedness and liabilities of its subsidiaries, including liabilities under contracts of insurance and annuities written by its insurance subsidiaries, and the holders of its debt securities should look only to its assets for payment thereunder.

The underlying securities issuer has two classes of common stock outstanding: its Class A Common Stock, which it refers to as its “Common Stock” in the underlying securities prospectus and which began trading on December 13, 2001 on the New York Stock Exchange under the symbol “PRU”, reflects the performance of the Financial Services Businesses, while its Class B Stock, which was issued through a private placement and does not trade on any exchange, reflects the performance of the underlying securities issuer’s Closed Block Business. On December 18, 2001, the underlying securities issuer’s date of demutualization, The Prudential Insurance Company of America converted from a mutual life insurance company owned by its policyholders to a stock life insurance company and became an indirect, wholly owned subsidiary of the underlying securities issuer.

The underlying securities issuer is incorporated under the laws of the State of New Jersey.

The issuer of the underlying securities is subject to the informational requirements of the Securities Exchange Act and in accordance therewith files reports and other information (including financial information) with the Commission under the underlying securities issuer’s Securities Exchange Act file number, 333-132469.  Although the depositor has no reason to believe the information concerning the underlying securities, Prudential Financial, Inc. and other publicly available information is not reliable, neither the depositor nor any of the underwriters has participated in the preparation of such documents, or performed any due diligence inquiry with respect to the information provided in such documents.  Events affecting the underlying securities or Prudential Financial, Inc. may have occurred and may have not yet been publicly disclosed.  This would affect the accuracy or completeness of the publicly available documents described above.

The Commission maintains a database, known as “EDGAR,” that can be accessed through the Commission’s web site at http://www.sec.gov as well as through certain privately run internet services.  The EDGAR database contains reports, proxy statements and other information regarding registrants that file electronically with the Commission.  Reports, proxy statements and other information filed by such issuer with the Commission pursuant to the informational requirements of the Securities Exchange Act may be accessed on the EDGAR database.  You can request copies of these documents, upon payment of a duplicating fee, by writing to the Commission.  Please call the Commission at (800) SEC-0330 for further information on how to request these documents.  For purposes of any electronic version of this prospectus supplement, the preceding uniform resource locator, or URL, and the URL in the first sentence of this paragraph, are inactive textual references only.  We have taken steps to ensure that these URLs were inactive at the time we created any electronic version of this prospectus supplement.

  Underlying Securities

In connection with the offering of the certificates, the depositor, on behalf of the trust, has performed a review the underlying securities, the purpose of which is to provide reasonable assurance of the material accuracy and completeness of the following description of the underlying assets under “Description of the Deposited Assets-Underlying Securities.”  The review consisted of a review of the material terms of the underlying securities as disclosed in the underlying securities prospectus and other publicly available Securities Exchange Act filings of the underlying securities issuer, including but not limited to interest rate, payment dates, prepayment or redemption features and maturity.

General

The underlying securities issuer has issued the underlying securities, and they will be its direct, unsubordinated and unsecured debt obligations. The underlying securities rank pari passu among themselves and with all the underlying securities issuer’s other unsecured and unsubordinated indebtedness from time to time outstanding.

The underlying securities issuer will pay interest on each interest payment date to the person in whose name an underlying security is registered at the close of business on the regular record date, as defined in the underlying securities prospectus, immediately preceding the applicable interest payment date. Furthermore, the underlying securities issuer will pay the interest payable at stated maturity to which the underlying securities issuer refers as a “maturity date,” of the underlying securities to the person to whom principal is payable on such maturity date. Any such interest on an underlying security not punctually paid or duly provided for on any interest payment date will immediately cease to be payable to its holder at the close of business on the relevant regular record date and the underlying securities issuer may pay that defaulted interest either:

•
to the person in whose name such note is registered at the close of business on a special record date for the payment of such defaulted interest fixed by the trustee, notice of which shall be given to the holders of the underlying securities by mail sent to their registered addresses not less than ten days prior to such special record date, or

•	at any time in any other lawful manner.

Each interest payment in respect of an underlying security will include the amount of interest accrued during the period, to which the underlying securities issuer refers as an “interest period,” from and including the original issue date or, if interest payable on any interest payment date has been paid or duly provided for, from and including the immediately preceding interest payment date in respect of which interest has been paid or duly provided for, to but excluding the applicable interest payment date or the maturity date, as the case may be.

The underlying securities are issued in fully registered form in minimum denominations of $1,000 and integral multiples of $1,000. The underlying securities are denominated and payable in U.S. dollars.

The underlying securities are issued in book-entry form and are be represented by one or more global underlying securities, which are deposited with a custodian for DTC and registered in the name of DTC’s nominee, Cede & Co.  A holder of underlying securities may transfer or exchange book-entry underlying securities only through DTC.  For information with respect to payments of principal of and premium, if any, and interest on book-entry underlying securities and how to transfer or exchange them, see “Description of the Notes—Book-Entry Notes” in the underlying securities prospectus supplement.  In addition, registration of transfer or exchange of certificated underlying securities, if any are issued, will be made at the office of the trustee listed in the underlying securities prospectus supplement.  No service charge will be made by the underlying securities issuer or the underlying securities trustee for any registration of transfer or exchange of underlying securities, but the underlying securities issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the transfer or exchange, other than exchanges not involving any transfer.

The underlying securities are not be subject to any sinking fund. The underlying securities are not subject to redemption by the underlying securities issuer or to repayment at the option of the holders prior to their stated maturity.

The underlying securities were issued pursuant to the senior debt securities indenture (the “underlying securities indenture”), which is a contract between JPMorgan Chase Bank, N.A., as trustee (the “underlying securities trustee”), and the underlying securities issuer. The underlying securities trustee will also act as paying agent. A copy of the underlying securities indenture is available for inspection during normal business hours at the office of the underlying securities trustee referred.

The underlying securities trustee has two main roles: first, the underlying securities trustee can enforce the rights of the holders of the underlying securities against the underlying securities issuer if the underlying securities issuer defaults. Second, the underlying securities trustee performs administrative duties for the underlying securities issuer, such as sending the holders of the underlying securities interest payments and notices. The underlying securities issuer and the underlying securities trustee may treat the person in whose name an underlying security is registered as the owner and holder of such note for the purpose of receiving payments of principal of and premium, if any, and, subject to the record date provisions of the underlying securities, interest on such note and for all other purposes whatsoever.

Any money deposited with the underlying securities trustee and remaining unclaimed for one year after the date upon which the payment of principal of and/or premium, if any, and/or interest on any note to which that deposit relates will become due and payable will be promptly repaid to the underlying securities issuer. After that repayment, the holder of any note entitled to receive the payment to which that deposit relates must look only to the underlying securities issuer for that payment.

The underlying securities indenture and the underlying securities do not limit the underlying securities issuer’s ability to incur other indebtedness or to issue other securities. Also, the underlying securities issuer is not subject to financial or similar restrictions by the terms of the underlying securities or its underlying securities indenture, except as described in the underlying securities prospectus.

As used with respect to the underlying securities and payments thereon, “business day” means (1) any day that is (a) neither a Saturday or Sunday, nor a legal holiday nor a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close and (b) with respect to any floating rate note for which LIBOR is an applicable base rate, a London Business Day; (2) if an underlying security is denominated in a specified currency, currency unit or composite currency other than U.S. dollars or euros, a day that is not a day on which banking institutions are authorized or obligated by law, regulation or executive order to close in the principal financial center of the country issuing the specified currency; and (3) if the specified currency of an underlying security is euros, any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System or any successor system is open for business.

Interest

The underlying securities bear interest from and including its original issue date, or from and including the last interest payment date to which interest has been paid or duly provided for, at the yearly rate specified on its face until its principal amount is paid or duly made available for payment. Interest on fixed rate underlying securities will be computed on the basis of a 360-day year of twelve 30-day months.

The underlying securities issuer will pay interest on the underlying securities semi-annually on June 1 and December 1 of each year through and including the maturity date of the underlying securities.

The “regular record date” for each interest payment date above, other than the maturity date, will be March 1 or September 1, as the case may be, whether or not such date is a business day, immediately preceding the applicable interest payment date. If any interest payment date or the maturity date of a fixed rate note falls on a day that is not a business day, the related payment of principal, premium, if any, and interest will be made on the next succeeding business day as if it were made on the date such payment was due, and no interest will accrue for the period following the interest payment date or the maturity date, as the case may be.

Default and Related Matters

The underlying securities are not secured by any of the underlying securities issuer’s property or assets. Accordingly, owners of the underlying securities are one of the underlying issuer’s unsecured creditors.  The underlying securities are not subordinated to any of the underlying securities issuer’s debt obligations and therefore they rank equally with all of the underlying securities issuer’s other unsecured and unsubordinated indebtedness.

Holders of the underlying securities will have special rights if an event of default occurs and is not cured or waived, as described later in this subsection.

With respect to the underlying securities, the term “event of default” means any of the following:

•	the underlying securities issuer does not pay the principal or any premium on a debt security on its due date;

•	the underlying securities issuer does not pay interest on a debt security within 30 days of its due date;

•	the underlying securities issuer does not deposit money into a separate custodial account, known as a sinking fund, when such deposit is due, if it agrees to maintain any such sinking fund;

•
the underlying securities issuer remains in breach of the restrictive covenant described below or any other term of the underlying securities indenture for 90 days after it receives a notice of default stating it is in breach; the notice must be sent by the persons and in the manner prescribed in the underlying securities indenture; or

•	the underlying securities issuer files for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

If an event of default has occurred and has not been cured or waived, the underlying securities trustee or the direct holders of 25% in principal amount of the affected series of the underlying securities issuer’s debt may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. However, a declaration of acceleration of maturity may be canceled by the direct holders of at least a majority in principal amount of the affected series of the underlying securities issuer’s debt.

Covenants of the Underlying Securities Issuer.

The underlying securities issuer has made certain promises in the underlying securities indenture called covenants where, among other things, the underlying securities issuer promises to maintain the its corporate existence and all licenses and material permits necessary for its business.  In addition, the underlying securities issuer has made the promise described in the next paragraph.

Some of the underlying securities issuer’s property may be subject to a mortgage or other legal mechanism that gives the underlying securities issuer’s lenders preferential rights in that property over other lenders, including the direct holders of the underlying securities, or over the underlying securities issuer’s general creditors if the underlying securities issuer fail to pay them back.  These preferential rights are called liens. In the underlying securities indenture, the underlying securities issuer promises not to create, issue, assume, incur or guarantee any indebtedness for borrowed money that is secured by an encumbrance such as a mortgage, pledge, lien, security interest or other encumbrance on the common stock of its designated subsidiary, of any successor to substantially all of the business of the designated subsidiary which is also a subsidiary of Prudential Financial, or of any corporation, other than Prudential Financial, directly or indirectly controlling the designated subsidiary. The underlying securities issuer does not need to comply with this restriction if it also secures all the underlying securities that are deemed outstanding under the underlying securities indenture equally with, or prior to, the indebtedness being secured, together with, if the underlying securities issuer so choose, any of the underlying securities issuer’s designated subsidiary’s other indebtedness. This restriction, however, does not apply to the $1,750,000,000 aggregate principal amount of notes of Prudential Holdings, LLC, which are secured by an encumbrance on common stock of the designated subsidiary. This promise does not restrict the underlying securities issuer’s ability to sell or otherwise dispose of the underlying securities issuer’s interests in its designated subsidiary.  The underlying securities issuer’s “designated subsidiary” means The Prudential Insurance Company of America.

Book-entry; DTC

The underlying securities are represented by one or more global underlying securities.  Each global note representing the underlying securities has been deposited with, or on behalf of, DTC and will be registered in the name of DTC’s nominee, Cede & Co.

So long as DTC or its nominee is the registered owner or holder of a global note, DTC or the nominee, as the case may be, will be considered the sole owner or holder of the underlying securities represented by the global note for all purposes under the underlying securities indenture and the global note.  No beneficial owner of an interest in a global note will be able to transfer that interest except in accordance with DTC’s applicable procedures.  Transfers between participants in DTC will be effected in accordance with DTC rules and will be settled in same-day funds. The laws of some states, however, require that certain persons take physical delivery of securities in definitive form, and investors subject to these requirements may not be permitted to invest in underlying securities sold in book-entry form.

Payments in respect of the global underlying securities will be made to DTC, or its nominee, as the registered owner. Neither the underlying securities issuer nor the underlying securities trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global underlying securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The underlying securities issuer expects that DTC or its nominee, upon receipt of any payment in respect of a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global note as shown on the records of DTC or its nominee. The underlying securities issuer also expects that payments by participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Those payments, however, will be the responsibility of those participants. Street name or other indirect holders should consult their banks or brokers for information on how they will receive payment.

DTC will take any action permitted to be taken by a holder of underlying securities, including the presentation of underlying securities for exchange as described below, only at the direction of one or more participants to whose account interests in the global underlying securities are credited and only in respect of that portion of the aggregate principal amount of the global note or underlying securities as to which such participant or participants has or have given such direction. However, only in those certain circumstances described in the following paragraph, will DTC exchange the global underlying securities for certificated underlying securities in minimum denominations of $1,000 and integral multiples of $1,000, which it will distribute to its participants.

If any of the following happens:

•
DTC or any successor depositary notifies us that it is unwilling or unable to continue as depositary for global underlying securities or ceases to be a “clearing agency” registered in good standing under the Securities Exchange Act or other applicable statute or regulation and the underlying securities issuer does not appoint a successor depositary within 90 days after the underlying securities issuer receives notice of such inability, unwillingness or cessation,

•
an event of default, as described under “Description of Debt Securities We May Offer—Default and Related Matters” in the underlying securities prospectus, under the underlying securities has occurred and is continuing, or

•
the underlying securities issuer, in its sole discretion and subject to the procedures of the depository, determine that any or all of the book-entry underlying securities will no longer be represented by global underlying securities, then the underlying securities issuer will issue, to participants that hold interests in those global underlying securities through DTC, certificated underlying securities in exchange for the related book-entry underlying securities and such participants will then become the registered holders of those certificated underlying securities. Those global underlying securities will be cancelled and be of no further force or effect. The registered holder of a certificated note may transfer that note as described above under “The Underlying Securities—General.”

  Purchase Price

U.S. Bancorp Investments, Inc. an affiliate of the depositor, has the right to be paid, as part of the purchase price for the underlying securities, all interest that accrues on the underlying securities prior to the closing date.  U.S. Bancorp Investments, Inc. will be paid such accrued interest on or about December 1, 2012 and such amount shall be paid from the interest payment made on the underlying securities with respect to such date.

Description of the Call Warrants and the Warrantholder

Concurrently with the execution of the trust agreement and the delivery of the certificates, the trustee, on behalf of the trust, will execute an agreement (the “warrant agent agreement”), initially evidencing call options with respect to the underlying securities (the “call warrants”).  The trust will hold the underlying securities subject to the call warrants.  The trustee will act as warrant agent (in this capacity, the “warrant agent”) under the warrant agent agreement.

On or around the closing date, the warrantholders will purchase the call warrants from the depositor.

The call warrants permit their holders to purchase the underlying securities from the trust at any time on any business day on or after June 1, 2017, as set forth in the notice from the warrantholder to the trustee (a “warrant exercise date”).

Each call warrant may be exercised by the relevant warrantholder in whole, but not in part, on any warrant exercise date.  Upon exercise of a call warrant, the warrantholder will be entitled to delivery of the called underlying securities or, in connection with a tender offer where the called securities cannot be delivered, the excess of the tender offer proceeds over the warrant exercise purchase price.  The “called underlying securities” will be underlying securities having a principal amount equal to $500,000 per exercised call warrant.

An exercise of the call warrants in whole will result in the redemption of all of the class A-2037 certificates.

In the event of an exercise of some but not all of the call warrants, class A-2037 certificates will be selected for redemption by lot, or in the event redemption by lot is not practicable, by pro rata reduction in a face amount of class A-2037 certificates equal to 100% of the principal amount of underlying securities to be purchased ($500,000 face amount of class A-2037 certificates redeemed for each call warrant exercised).

The trustee will notify certificateholders and the hired NRSRO upon receipt of any notice, pursuant to the provisions of the call warrants, of a warrantholder’s intent to exercise its call warrants.  Such notice from the trustee will state (i) the warrant exercise date and (ii) that such exercise of the call warrant is conditional upon receipt by the trustee of the warrant exercise purchase price with respect to such exercise.  Any redemption of the class A-2037 certificates resulting from an exercise of the call warrants on or after the warrant exercise date will be at a price equal to 100% of the face amount of the class A-2037 certificates to be redeemed ($1,000 per each certificate that is redeemed in full) plus accrued and unpaid interest to the date of redemption.  No call or other premium will be paid.  The warrantholder may rescind its notice given pursuant to the terms of the call warrant and any rescission of such notice or failure to pay the warrant exercise purchase price pursuant to a rescinded notice will not adversely affect the right of the warrantholder to deliver a notice thereafter; provided, that a call notice delivered in connection with a tender offer may not be rescinded after such time as the trustee has tendered the underlying securities for payment.  The trustee will promptly notify certificateholders of any rescission of such a notice and that the redemption of class A-2037 certificates in connection with such exercise is also rescinded.

Upon receipt of the warrant exercise purchase price and the call warrants being exercised, the trustee will deposit the amount of the warrant exercise purchase price in the certificate account on or before the related warrant exercise date and pay to the certificateholders the amount described in the second preceding paragraph.  The class A-2037 certificates to be redeemed will be selected by the trustee or DTC by lot, or in the event redemption by lot is not practicable, by pro rata reduction of the aggregate face amount of class A-2037 certificates to be redeemed, and all class A-2037 certificates so selected, by the trustee or DTC by lot, or in the event redemption by lot is not practicable, by pro rata reduction of the aggregate face amount of class A-2037 certificates to be redeemed, will be paid for on the warrant exercise date (or, solely in the case of the exercise of call warrants in connection with a tender offer, as soon as practicable after the related warrant exercise date).

“Warrant exercise purchase price” means an amount paid by the warrantholder on each warrant exercise date equal to 100% of the principal amount of the called underlying securities being purchased, in each case, plus accrued and unpaid interest to and including the warrant exercise date.

All distributions to certificateholders will be subject to exercise of call warrants and payment of the applicable portion of the related warrant exercise purchase price in lieu of such distribution in the event the related distribution date is also a warrant exercise date.

If at any time an SEC reporting failure occurs and is continuing, warrantholders will have the right to exercise the call warrants so long as the warrant exercise date has occurred and the call warrants are exercised prior to the liquidation or distribution of the underlying securities.  The distribution of liquidation proceeds or underlying securities will be made to the certificateholders on a pro rata basis according to the outstanding face amount of their respective class A-2037 certificates held, provided, however, that the certificateholders will not receive more than $1,000 per class A-2037 certificate plus accrued interest thereon to the date of redemption.  Any liquidation proceeds or underlying securities in excess of the amounts distributed to the certificateholders pursuant to the preceding sentence shall be distributed to the warrantholders on a pro rata basis according to the number of call warrants held.

If an SEC reporting failure occurs, the trustee will solicit bids for the sale of the underlying securities with settlement thereof on or before the third (3rd) business day after such sale from three leading dealers in the relevant market and the warrantholders, and may solicit additional bids from such other parties as the depositor deems appropriate.  The trustee will not be responsible for the failure to obtain a bid so long as it has made reasonable efforts to obtain bids.  If a bid for the sale of the underlying securities has been accepted by the trustee but the sale has failed to settle on the proposed settlement date, the trustee will request new bids from such leading dealers.

If the trustee receives notice of a tender offer for some or all of the underlying securities on or after June 1, 2017, the trustee will within two business days notify the warrant agent and forward to the warrant agent copies of all materials received by the trustee in connection therewith.  Upon receipt of notice of a tender offer by a warrantholder and up until five business days prior to the expiration of the tender offer acceptance period, each call warrant will become exercisable and a warrantholder will have the right to issue a call notice (as defined in the call warrant) notifying the trustee that such warrantholder desires to exercise all or a portion of its call warrants.

The warrant exercise date for any exercise of call warrants in connection with a tender offer will be deemed to be the business day on which such underlying securities are accepted for payment and paid for.

The warrant exercise purchase price will be deducted from the tender offer proceeds and paid to certificateholders as provided in this prospectus supplement, and the excess of the tender offer proceeds over the warrant exercise purchase price will be paid to the exercising warrantholders pro rata in respect to their proportionate exercises of call warrants or, if the warrant exercise purchase price exceeds the tender offer proceeds, the amount of such excess will be paid by the exercising warrantholders pro rata in respect to their proportionate exercises of call warrants.

If fewer than all tendered underlying securities are accepted for payment and paid for, (i) the amount of call warrants exercised will be reduced to an amount that corresponds to a number of the underlying securities accepted for payment and paid for (without regard to any restrictions on the amount to be exercised, so long as such restrictions would have been satisfied had all tendered underlying securities been accepted for payment and paid for); (ii) each warrantholder’s exercise will be reduced by its share (proportionate to the amount specified in its exercise notice) of the amount of underlying securities not accepted for payment and paid for; (iii) the warrant exercise purchase price will be determined after giving effect to the reduction specified in clause (ii); (iv) the call warrants that relate to the reduction specified in clause (ii) will remain outstanding; and (v) the excess of the tender offer proceeds over the warrant exercise purchase price will be allocated in proportion to the amount of call warrants deemed exercised as set forth in clause (i) above or, if the warrant exercise purchase price exceeds the tender offer proceeds the amount of such excess will be paid by the exercising warrantholders pro rata in respect to their proportionate exercises of call warrants.

If the tender offer is terminated by the underlying securities issuer or an affiliate thereof without consummation thereof or if all tenders by the trust of underlying securities are otherwise rejected, then (i) the call notices will be of no further force and effect, and (ii) any call warrants relating to such call notices will not be exercised and will remain outstanding.

Prior to the exercise of a call warrant, the warrantholders will not be entitled to any of the rights of a holder of the underlying securities, including, without limitation, the right to receive the payment of any amount on or in respect of the underlying securities or to enforce any of the covenants of the trust agreement; provided, however, that the warrantholders are entitled to receive the warrantholder allocation amount in connection with any redemption of the underlying securities or any distribution to the trust of amounts representing repayment of principal on the underlying securities.

Notwithstanding anything to the contrary in the trust agreement, the trustee will at no time vote in favor of or consent to any matter (i) which would alter the timing or amount of any payment on the underlying securities (including, without limitation, any demand to accelerate the underlying securities) or (ii) which would result in the exchange or substitution of any underlying security whether or not pursuant to a plan for the refunding or refinancing of such underlying security, except in each case with the unanimous consent of the warrantholders, and subject to the requirement that such vote would not materially increase the likelihood that the trust will fail to qualify as a grantor trust for federal income tax purposes, and, in any event, that the trust will not fail to qualify as either a grantor trust or partnership (other than a publicly traded partnership treated as a corporation) under the Code, such determination to be based solely on an opinion of counsel; provided, however, that the restriction described in this paragraph will not apply to any tender of underlying securities pursuant to a tender offer at the direction of a warrantholder in accordance with the terms of the call warrants.

A notice by a warrantholder does not impose any obligations on the warrantholder in any way to pay any warrant exercise purchase price.  If on the warrant exercise date the holder of the call warrant being exercised has not paid the warrant exercise purchase price, then such notice will automatically expire and none of the warrantholder, the trustee or any other person will have any obligations with respect to such notice by the warrantholder.  The expiration of a notice by a warrantholder will in no way affect the right of the warrantholder to subsequently deliver a notice which satisfies the terms of the trust agreement.

On the closing date, it is anticipated that U.S. Bancorp Investments, Inc. or its affiliate will be the sole holder of the call warrants (the “warrantholder”).  U.S. Bancorp Investments, Inc. has informed the depositor that it intends to market the call warrants for sale on or after the closing date.  The call warrants may not be transferred except to a transferee whom the transferor of the call warrants reasonably believes is (i) a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) and (ii) acquiring the call warrants for its own account or for the account of an investor of the type described in clause (i) above as to which the transferee exercises sole investment discretion.

The right to exercise a call warrant will expire on the earliest to occur of (a) the cancellation thereof, or (b) the liquidation, disposition or payment in full (whether by maturity, redemption or otherwise) of all of the underlying securities.

Description of the Certificates

  General

The certificates will be issued pursuant to the terms of the trust agreement.  The following summary as well as other pertinent information included elsewhere in this prospectus supplement and in the accompanying prospectus describes material terms of the certificates and the trust agreement, but does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the certificates and the trust agreement.  The following summary supplements the description of the general terms and provisions of the certificates of any given series and the related trust agreement set forth in the accompanying prospectus, to which description reference is hereby made.

The property of the trust will consist of (i) the underlying securities and (ii) all payments on or collections in respect of the underlying securities accruing on or after the closing date.  The property of the trust will be held for the benefit of the holders of the certificates by the trustee.

The certificates will consist of six classes of certificates, including five classes of zero coupon certificates and the class A-2037 certificates.  Each class of zero coupon certificates represents the right to receive a single payment comprised of separate (or “stripped”) interest components of the underlying securities during the related collection period after payment of trust expenses.  The class A-2037 certificates represent the right to receive distributions of interest and face amount from stripped interest and principal components of the underlying securities during the related collection period, after payment of trust expenses.  The certificates will be denominated and distributions with respect to the certificates will be payable in the specified currency.  The certificates represent in the aggregate the entire beneficial ownership interest in the trust.

All of the zero coupon certificates will be sold at a price that represents a discount from the face amount of such certificate.  The zero coupon certificates are accrual certificates, and do not pay current interest or have a stated principal balance.  Holders of the zero coupon certificates will not be entitled to receive any distributions allocable to principal or premium (if any) on the underlying securities, except in the event of a Trust Liquidation Event.  On the maturity date of a class of zero coupon certificates, the certificateholders of such class will have the right to receive a single distribution in an amount equal to the face amount of their certificates on a distribution date occurring in June of the year corresponding to the class designation.  The class A-2013 certificates will receive a distribution in June 2013, the class A-2014 certificates will receive a distribution in June 2014, the class A-2015 certificates will receive a distribution in June 2015, the class A-2016 certificates will receive a distribution in June 2016 and the class A-2017 certificates will receive a distribution in June 2017.  In each case, holders of zero coupon certificates will receive distributions solely from specified scheduled interest distributions on the underlying securities on underlying securities payment dates occurring during the collection period for such class.  Each class of zero coupon certificates will have an accretion amount that will increase periodically from the closing date to the maturity date for that class as specified on Appendix A to this prospectus supplement.

The class A-2037 certificates will be sold at a price that represents a discount from the face amount of such certificates. Prior to the class A-2037 conversion date, the class A-2037 certificates will:
•           not have a stated rate of interest,
•           not accrue any interest on their face amount, and
•           not be entitled to receive periodic distributions of interest or principal.

Commencing on the class A-2037 conversion date, the class A-2037 certificates will represent the right to receive interest in an amount equal to the class A-2037 interest payment on each distribution date, from amounts received by the trust on underlying securities payment dates occurring during the collection period for such class.

On the final scheduled distribution date, holders of the class A-2037 certificates will be entitled to receive all distributions allocable to principal or premium (if any) on the underlying securities on such date, plus any interest owing on the underlying securities on such date.

The rights of the holders of the class A-2037 certificates to receive distributions on or after the class A-2037 conversion date are subject to the rights of the warrantholders to call the underlying securities, as described above.

The certificates have in the aggregate an initial face amount of $33,509,000.  The face amount, maturity date, related underlying securities payment dates, and yield of each class of certificates is described in the table appearing under “Certificates” in the Summary section of this prospectus supplement.  On the closing date, the underlying securities will have an aggregate principal balance of $25,250,000, which means that the trust will own assets equal to approximately 75.26% of the aggregate face amount of certificates.

All distributions to certificateholders will be made only from the property of the trust as described in this prospectus supplement.  The certificates do not represent an interest in or obligation of the depositor, the sponsor, the underlying securities issuer, the trustee, the underwriters, or any affiliate thereof.

Each class of certificates will mature on the maturity date of such class.  The maturity date for each class of certificates will be the date specified in the table appearing under “Certificates” in the Summary section of this prospectus supplement.  If the underlying securities payment date is not a business day, as defined in the indenture relating to the underlying securities, then the underlying securities payment date will occur on the next succeeding business day, and the maturity date for the related class of certificates will occur on the following business day.

The certificates will be issued, maintained and transferred on the book-entry records of The Depository Trust Company (“DTC”) and its participants in minimum denominations of $1,000 and integral multiples of $1,000.  Each class of certificates will be offered in registered, certificated form, in minimum percentage interests corresponding to the initial notional of $1,000 and integral multiples of $1,000.

The certificates will each initially be represented by one or more global certificates registered in the name of the nominee of DTC (together with any successor clearing agency selected by the depositor, the “clearing agency”), except as provided below.  The depositor has been informed by DTC that DTC’s nominee will be Cede & Co.  No holder of any such certificate will be entitled to receive a certificate representing such person’s interest, except as specified below under “—Definitive Certificates” in this prospectus supplement.  Unless and until definitive certificates are issued under the limited circumstances described below, all references to actions by certificateholders with respect to any such certificates will refer to actions taken by DTC upon instructions from its participants.  See “—Definitive Certificates” below in this prospectus supplement and “Description of the Certificates—Global Securities” in the accompanying prospectus.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a certificateholder under the trust agreement only at the direction of one or more participants to whose DTC account such certificates are credited.  Additionally, DTC will take such actions with respect to specified voting rights only at the direction and on behalf of participants whose holdings of such certificates evidence such specified voting rights.  DTC may take conflicting actions with respect to voting rights to the extent that participants, whose holdings of certificates evidence such voting rights, authorize divergent action.

Definitive Certificates

Definitive certificates will be issued to certificate owners or their nominees, respectively, rather than to DTC or its nominee, only if (i) the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as clearing agency with respect to each class of certificates and the depositor is unable to locate a qualified successor or (ii) to the extent permitted by law or by the rules and procedures of DTC, the depositor, at its option, elects to terminate the book-entry system through DTC.

Upon the occurrence of any event described in the immediately preceding paragraph, the trustee is required to notify all participants of the availability through DTC of definitive certificates.  Upon surrender by DTC of the definitive certificates representing the certificates and receipt of instructions for re-registration, the trustee will reissue such certificates as definitive certificates issued in the respective principal amounts owned by the individual owners of the certificates.  Thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the trust agreement.

Collections

Amounts received by the trust in respect of interest on the underlying securities during each collection period (other than payments received on the final underlying securities payment date occurring during such collection period) together with all carry-forward amounts, will be held by the trust in cash and not invested.

The collection period for each class of certificates will begin on the day immediately following the maturity date for the class of certificates maturing immediately prior to such class (or, in the case of the class A-2013 certificates, on the closing date) and will end on the maturity date for such class of certificates.  See “Certificates” in the summary section of this prospectus supplement.  Each collection period will include multiple scheduled underlying securities payment dates as specified in the table appearing under “Certificates” in the Summary section of this prospectus supplement.

  Distributions

Distributions will be made to certificateholders only if, and to the extent that, payments are made with respect to the underlying securities, and only after any amounts paid by the trustee during the related collection period in respect of ongoing trust expenses.

On each distribution date, available amounts held by the trust will be applied by the trustee in the following order of priority:

•
first, (A) prior to the class A-2037 conversion date, (1) on the June 2013 distribution date, to the holders of the class A-2013 certificates, pro rata in accordance with the face amount of each certificate in such class, in an aggregate amount equal to the face amount of such class, (2) on the June 2014 distribution date, to the holders of the class A-2014 certificates, pro rata in accordance with the face amount of each certificate in such class, in an aggregate amount equal to the face amount of such class, (3) on the June 2015 distribution date, to the holders of the class A-2015 certificates, pro rata in accordance with the face amount of each certificate in such class, in an aggregate amount equal to the face amount of such class, (4) on the June 2016 distribution date, to the holders of the class A-2016 certificates, pro rata in accordance with the face amount of each certificate in such class, in an aggregate amount equal to the face amount of such class, (5) on the June 2017 distribution date, to the holders of the class A-2017 certificates, pro rata in accordance with the face amount of each certificate in such class, in an aggregate amount equal to the face amount of such class, and (B) from and after the class A-2037 conversion date, to the holders of the class A-2037 certificates, pro rata in accordance with the face amount of each certificate in such class, in an amount equal to the class A-2037 interest payment for such distribution date;

•	second, on the final scheduled distribution date, to the holders of the class A-2037 certificates, pro rata, an amount equal to the face amount of such certificates; and

•	third, to the trustee, reimbursement for extraordinary trust expenses payable on such distribution date, if any, up to the allowable expense amount.

Any amounts remaining after payment of extraordinary trust expenses on any distribution date, other than the final scheduled distribution date, will be retained by the trust as carry-forward amounts, to be used as available amounts on subsequent distribution dates.  Any amounts remaining after payment of extraordinary trust expenses on the final scheduled distribution date will be distributed to holders of the class A-2037 certificates, pro rata.

If the underlying securities are liquidated in whole or in part due to the occurrence of an event of default on the underlying securities or a Trust Liquidation Event (and an “in-kind” distribution is not made), the trust’s available amounts will be allocated to the holders of the outstanding certificates, pro rata, in accordance with the respective allocation percentage of each class in an amount up to the accretion amount for such certificates.

If a payment with respect to the underlying securities is made to the trustee after the underlying securities payment date on which payment was due, then the trustee will distribute any such amounts received on the next occurring business day (a “special distribution date”) as if the funds had constituted available amounts on the distribution date immediately preceding such special distribution date; provided, however, that the record date for such special distribution date shall be the first business day prior to the day on which the related payment was received from the underlying securities trustee.

“Allowable expense amount” means, for any collection period, the sum of (x) extraordinary trust expenses for such collection period and (y) amounts in respect of extraordinary trust expenses from preceding collection periods that have not been paid on the distribution date for such preceding collection period or not otherwise paid to the trustee; provided that “allowable expense amounts” include only extraordinary trust expenses that, in the aggregate for all collection periods, are in excess of $20,000 but are less than the maximum reimbursable amount of $100,000.

“Available amounts” means, for any distribution date, amounts received by the trust during the immediately preceding collection period, after distributions in respect of ongoing trust expenses, in respect of (i) interest on the underlying securities on the related underlying securities payment dates and all proceeds thereof and (ii) principal of the underlying securities on the maturity date of the underlying securities and all proceeds thereof, plus any available carry-forward amounts.  “Available amounts” will not include available warrant proceeds.

“Available warrant proceeds” means all amounts received by the trust from any warrantholder representing the warrant exercise price in connection with an exercise of the call warrants.

“Extraordinary trust expenses” means all expenses, fees, costs and disbursements related to the trust, incurred by the trustee or its agents, excluding the trustee’s initial acceptance fees and amounts relating to ongoing trust expenses.

“Ongoing trust expenses” means the trustee fee and the rating agency monitoring fees for the hired NRSRO.

  Fees and Expenses

As described under “—Distributions,” above, funds collected on the underlying securities that are available for distribution to certificateholders will be amounts received by the trust during the immediately preceding collection period, after distributions in respect of ongoing trust expenses, in respect of (i) interest on the underlying securities on the related underlying securities payment dates and all proceeds thereof and (ii) principal of the underlying securities on the maturity date of the underlying securities and all proceeds thereof, plus any available carry-forward amounts.  Therefore, the trustee will be entitled to receive the trustee fee and to pay amounts of other ongoing trust expenses prior to certificateholders receiving their distributions.  The following table identifies the amount or method of determination for each fee or expense that will be paid on each distribution date:

Fee or Expense	General Purpose	Party Receiving Fee	Source of Funds	Amount
Trustee fee	Trustee compensation	Trustee	Available funds collected	$6,500 per year, payable in two semi-annual installments on each distribution date, commencing in December 2012.

Rating agency monitoring fee	Monitoring of ratings on the certificates	Hired NRSRO	Available funds collected	$5,000 per year, payable in two semi-annual installments on each distribution date, commencing in December 2012.

If less than all of the call warrants are exercised, then the amount of trustee fee payable to the trustee, and the amount of rating agency monitoring fee payable to the hired NRSRO, will reduce in proportion to the reduction in the principal amount of underlying securities.  In addition, in connection with the sale of the certificates and the call warrants, the depositor will pay (i) to the trustee, an upfront fee of $2,500 for its services as trustee and warrant agent, (ii) to the NYSE, an annual fee for the class A-2037 certificates to be listed on the NYSE and (iii) to the hired NRSRO, an upfront fee of $7,500 for delivering ratings on the certificates.

  Recovery on Underlying Securities Following Payment Default or Acceleration

If the trustee has actual knowledge of a payment default or an acceleration on the underlying securities, the trustee will promptly give notice to DTC or, for any certificates which are not then held by DTC or any other depository, directly to the registered holders thereof.  Such notice will set forth (i) the identity of the issuer of the underlying securities, (ii) the date and nature of such payment default or acceleration, (iii) the amount of the interest or principal in default, (iv) the certificates affected by the payment default or acceleration, and (v) any other information which the trustee may deem appropriate.

In the event of a payment default, the trustee is required to proceed against the underlying securities issuer on behalf of the certificateholders to enforce the underlying securities or otherwise to protect the interests of the certificateholders, subject to the receipt of indemnity in form and substance satisfactory to the trustee; provided that holders of the certificates representing a majority of the voting rights on the certificates will be entitled to direct the trustee in any such proceeding or direct the trustee to sell the underlying securities, subject to the trustee’s receipt of satisfactory indemnity.  In the event of an acceleration and a corresponding payment on the underlying securities, the trustee will distribute the proceeds to the certificateholders no later than two business days after the receipt of immediately available funds in the manner described under “—Distributions” in this prospectus supplement.

A “payment default” means a default in the payment of any amount due on the underlying securities after the same becomes due and payable (and the expiration of any applicable grace period on the underlying securities).  An “acceleration” means the acceleration of the maturity of the underlying securities after a default on the underlying securities or the occurrence of any bankruptcy, insolvency or reorganization of the underlying securities.

In the event that the trustee receives money or other property in respect of the underlying securities (other than a scheduled payment on or with respect to an interest payment date) as a result of a payment default on the underlying securities (including from the sale thereof), the trustee will promptly give notice as provided in the trust agreement to DTC, or for any certificates which are not then held by DTC or any other depository, directly to the registered holders of the certificates then outstanding and unpaid.  Such notice will state that, not later than 30 days after the receipt of such moneys or other property, the trustee will allocate and distribute such moneys or other property to the holders of each class of the certificates pro rata in accordance with the allocation percentages of each class, an amount equal to the allocation amount for such class (after deducting the costs incurred in connection therewith).  Property other than cash will be liquidated by the trustee, and the proceeds thereof distributed in cash, only to the extent necessary to avoid distribution of fractional securities to certificateholders.  In-kind distribution of underlying securities to certificateholders will be deemed to reduce the face amount of certificates on a proportionate basis.  Following such in-kind distribution, all certificates will be cancelled.

Interest and principal payments on the underlying securities are payable solely by the underlying securities issuer.  The underlying securities issuer is subject to laws regarding bankruptcy, liquidation, moratorium, reorganization or other insolvency proceedings which, in the event of financial difficulties of the underlying securities issuer, could result in delays in payment, partial payment or non-payment of the certificates.

SEC Reporting Failure by Underlying Securities Issuer

In the event that (1) the underlying securities issuer either (x) states in writing that it intends permanently to cease filing periodic reports required under the Securities Exchange Act or (y) fails to file all required periodic reports for any applicable reporting period, and (2) the depositor determines after consultation with the Commission staff or available published guidance, that under applicable securities laws, rules or regulations the trust (as defined below) must be liquidated or the underlying securities distributed (each, an “SEC reporting failure”), then the depositor will promptly notify the trustee and to the extent permitted by applicable law, the warrantholder, of the SEC reporting failure and the trustee will liquidate or distribute in-kind, any remaining underlying securities and the trustee will allocate and distribute such moneys or other property of the trust as described below under “Description of the Trust Agreement—Trust Liquidation Events.”

  Listing on the New York Stock Exchange

The depositor intends to apply to list the class A-2037 certificates on the New York Stock Exchange (the “NYSE”).  Trading of the class A-2037 certificates on the NYSE is expected to commence within a 30-day period after the initial delivery thereof.  It is unlikely that trading of the class A-2037 certificates on the NYSE will be active.  There can be no assurance that the class A-2037 certificates, once listed, will continue to be eligible for trading on the NYSE or will continue to be listed.  In the event of an SEC Reporting Failure, the listing of the class A-2037 certificates on the NYSE may be discontinued.  See “SEC Reporting Failure by Underlying Securities Issuer” above.  The zero coupon certificates will not be listed on any securities exchange.

  Reports to Certificateholders

For so long as the trust is subject to the reporting requirements of the Securities Exchange Act, the depositor will file distribution reports on Form 10-D on behalf of the trust following each distribution date, will file an annual report on Form 10-K on behalf of the trust, and may file additional public reports in relation to the trust from time to time.  The name of the trust for purposes of obtaining reports on the EDGAR system is Fixed Income Trust for Prudential Financial, Inc. Notes, Series 2012-1, and the CIK number of the trust is 0001548237.  The public may read and copy any materials filed with the Commission at the Commission’s Public Reference Room at 100 F Street, NE, Washington, DC 20549.  The Commission maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at (http://www.sec.gov).  For purposes of any electronic version of this prospectus supplement, the preceding uniform resource locator, or URL, is an inactive textual reference only.  We have taken steps to ensure that this URL was inactive at the time we created any electronic version of this prospectus supplement.  Reports on the trust will not be separately made available by the depositor through any other web site.  However, as discussed in “Description of the Trust Agreement—Reports to Certificateholders; Notices” in the accompanying prospectus, the trustee will make each distribution date statement available to certificateholders.

  Yield on the Certificates

The expected yield on each class of certificates as of the closing date is specified in the table under “Certificates” in the summary section of this prospectus supplement.  Your actual yield will depend on several factors, including:

•           the purchase price that you pay for the certificates,

•           when you acquire your certificates,

•           whether a Trust Liquidation Event occurs, and

•           in the case of the class A-2037 certificates, whether any warrantholder exercises its rights under the call warrants.

For additional discussion of factors affecting the yield on the certificates generally, see “Maturity and Yield Considerations” in the accompanying prospectus.

Description of the Trust Agreement

  General

The certificates will be issued pursuant to the trust agreement, a form of which is filed as an exhibit to the registration statement.  A Current Report on Form 8-K relating to the certificates containing an unexecuted form of the final supplement to the trust agreement will be filed by the depositor with the Commission simultaneously with or prior to the filing of the final prospectus relating to the sale of the certificates.  The trust created under the trust agreement (including the Series 2012-1 supplement) will consist of the deposited assets and all payments on or collections in respect of the deposited assets due after the cut-off date, together with any proceeds of the deposited assets.

Reference is made to the prospectus for important information in addition to that specified herein regarding the trust, the terms and conditions of the trust agreement and the certificates.  The following summaries of certain provisions of the trust agreement do not purport to be complete and are subject to the detailed provisions contained in the form of trust agreement.  Certificateholders should review the form of trust agreement for a full description of its provisions, including the definition of certain terms used in this prospectus supplement.

  The Trustee

The Bank of New York Mellon will be the trustee for the trust certificates and the trust pursuant to the trust agreement (the “trustee”).  The trustee’s offices are located at 101 Barclay Street, Floor 7W, New York, New York, 10286, Attn: Corporate Trust Dealing and Trading Group and its telephone number is (800) 548-5075.

The Bank of New York Mellon is a New York banking corporation.  The Bank of New York Mellon has been, and currently is, serving as indenture trustee and trustee for numerous corporate securities repackaging transactions.

The Bank of New York Mellon is one of the largest corporate trust providers of trust services on corporate securities repackaging transactions.

The Bank of New York Mellon has provided the above information for purposes of complying with Regulation AB under the Securities Act and the Securities Exchange Act. Other than the above three paragraphs, The Bank of New York Mellon has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus supplement.

The trustee may at any time resign and be discharged from its obligations under the trust agreement by giving written notice to the depositor and the certificateholders, subject to an eligible successor trustee being appointed by the depositor and accepting its appointment.  If no successor trustee has been appointed and accepted its appointment within 30 days after a notice of resignation by an acting trustee, that acting trustee or the depositor may petition any court of competent jurisdiction for the appointment of a successor trustee.

The trust agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be indemnified by the depositor and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the trust agreement or the certificates or the performance of the trustee’s duties under the trust agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the trustee under the trust agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trustee’s duties under the trust agreement or as a result of a breach, or by reason of reckless disregard, of the trustee’s obligations and duties under the trust agreement.

  Trust Liquidation Events

Upon the occurrence of a Trust Liquidation Event, the underlying securities will be liquidated by the trustee (if an in-kind distribution, as described below, is not made).

Trust Liquidation Events include:

•           an event of default on the underlying securities; provided, however, in the case of an event of default resulting from a breach of a covenant in the underlying securities indenture (see “Description of the Deposited Assets—Underlying Securities—Default and Related Matters” and “—Covenants of the Underlying Securities Issuer” in this prospectus supplement), such event will only result in a Trust Liquidation Event if the underlying securities issuer fails to pay any amounts due and payable to the holders of the underlying securities when such amounts are due under the terms of the underlying securities indenture;

•           an SEC Reporting Failure;

•           a Trust Tax Event; and

•           an Investment Company Act Event.

Following a Trust Liquidation Event, the Trustee will solicit bids for the sale of the underlying securities with settlement thereof on or before the third (3rd) business day after such sale from three leading dealers in the relevant market, and may solicit additional bids from such other parties as the depositor deems appropriate and communicate such bids to the depositor.  Unless instructed to make an in-kind distribution as described in the next paragraph, the trustee will liquidate the underlying securities and distribute all proceeds of such liquidation, together with any other trust property in the following order of priority:  first, to the holders of the class A-2037 certificates, any accrued an unpaid interest on the class A-2037 certificates; second, to the holders of the outstanding certificates, pro rata, in accordance with the respective allocation percentage of each class up to the face amount of the outstanding certificates; and third, to the trustee, any unreimbursed extraordinary trust expenses, up to the allowable expense amount.  Any amounts remaining will be distributed to the warrantholders.

At any time following the occurrence of a Trust Liquidation Event and prior to the liquidation of the underlying securities, if the depositor determines based on the bids received by the trustee that the aggregate net liquidation proceeds will be less than the aggregate face amount of all outstanding classes of certificates plus any accrued and unpaid interest on the class A-2037 certificates and extraordinary trust expenses, the depositor may direct the trustee to cancel the planned liquidation and instead distribute the underlying securities to the certificateholders.  The trustee will allocate and distribute such property to the holders of each class of certificates pro rata in accordance with the allocation percentages of each class.  Property other than cash will be liquidated by the trustee, and the proceeds thereof distributed in cash, only to the extent necessary to avoid distribution of fractional securities to certificateholders.  In-kind distribution of underlying securities to certificateholders will be deemed to reduce the face amount of certificates on a proportionate basis.  Following such in-kind distribution, all certificates will be cancelled.

For any certificate or class of certificates as of any business day, the “allocation percentage” will be the percentage equivalent of the quotient obtained by dividing (i) the accretion amount of such certificate or class of certificates on such business day, by (ii) the aggregate accretion amount of all outstanding certificates on such business day.

  Events of Default

There are no events of default under the trust agreement.

Voting Rights

At all times 100% of all voting rights with respect to the trust (“voting rights”) will be allocated among all holders of the outstanding certificates in proportion to the then outstanding face amounts of the respective classes of certificates.  The certificateholders may not direct the trust or the trustee to participate in any tender offer for the underlying securities and the trustee will not accept any such instructions from the certificateholders.

Limitation on Voting and Consent Rights

Voting and consensual rights available to or in favor of certificateholders may be exercised only by a United States person (as defined in Section 7701(a)(30) of the Code) that is a beneficial owner of a certificate or by a United States person acting as irrevocable agent with discretionary powers for the beneficial owner of a certificate that is not a United States person. Certificateholders that are not United States persons must irrevocably appoint a United States person with discretionary powers to act as their agent with respect to such voting and consensual rights.

Voting of Underlying Securities

The trustee, on behalf of the trust and not in its individual capacity, as holder of the underlying securities, has the right to vote and give consents and waivers in respect of such underlying securities as permitted by DTC and except as otherwise limited by the trust agreement.  In the event that the trustee receives a request from DTC or the underlying securities issuer for its consent to any amendment, modification or waiver of the underlying securities, the indenture relating to the underlying securities, or any other document thereunder or relating to the underlying securities, or receives any other solicitation for any action with respect to the underlying securities, the trustee will mail a notice of such proposed amendment, modification, waiver or solicitation to each certificateholder of record as of such date.  The trustee will request instructions from the certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation.  The trustee will consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative face amounts of the certificates) as the certificates of the trust were actually voted or not voted by the certificateholders of the trust as of a date determined by the trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything to the contrary, the trustee will at no time vote or consent to any matter which would alter the timing or amount of any payment on the underlying securities, including, without limitation, any demand to accelerate the underlying securities, or which would result in the exchange or substitution of any of the outstanding underlying securities in accordance with a plan for the refunding or refinancing of such underlying securities, except with the consent of certificateholders representing 100% of the aggregate voting rights of each outstanding class of the certificates and subject to the requirement that such affirmative vote or consent would not, based on an opinion of counsel, materially increase the risk that the trust would fail to qualify as a grantor trust or a partnership for tax purposes.  The trustee will not be liable for any failure to act resulting from certificateholders’ late return of, or failure to return, directions requested by the trustee from the certificateholders.

In the event that an offer is made by the underlying securities issuer to issue new obligations in exchange and substitution for any of the underlying securities or any other offer is made for the underlying securities, the trustee will notify the certificateholders of such offer as promptly as practicable.  The trustee must reject any such offer unless an event of default under the underlying securities has occurred, the trustee is directed by the affirmative vote of all of the certificateholders to accept such offer and the trustee has received the tax opinion described above.

If an event of default under the underlying securities occurs and is continuing and if directed by all the holders of outstanding certificates, the trustee will vote the underlying securities in favor of directing, or take such other action as may be appropriate to direct, the underlying securities trustee to declare the unpaid principal amount of the underlying securities and any accrued and unpaid interest thereon to be due and payable.  In connection with a vote concerning whether to declare the acceleration of the underlying securities, the interests of each class of certificates may differ and the interests of any class may differ from holders of other outstanding debt securities of the underlying securities issuer.

  Termination

The circumstances under which the obligations created by the trust agreement will terminate in respect of the certificates are described in “Description of the Trust Agreement—Termination” in the accompanying prospectus.  The trust will terminate upon (i) the payment in full at maturity  of the certificates, (ii) the distribution of the proceeds received upon a recovery on the underlying securities (after deducting the costs incurred in connection therewith) after a payment default on the underlying securities or an acceleration thereof (or other default with respect to the underlying securities), or (iii) the liquidation (or liquidation and distribution) of the underlying securities and distribution of liquidation proceeds or underlying securities in accordance with the trust agreement in the event of a Trust Liquidation Event.

Certain Federal Income Tax Consequences

The following supplements the discussion under the caption “Certain Federal Income Tax Consequences” in the accompanying prospectus.  The discussion herein is based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder (the “Regulations”), judicial decisions and published administrative rulings and pronouncements of the Internal Revenue Service (the “Service”) and interpretations thereof.  All of these authorities and interpretations are subject to change, and such changes may be applied on a retroactive basis.

This discussion represents the opinion of tax counsel to the trust, subject to the qualifications set forth herein.  This summary assumes that the certificates represent interests in securities that are properly characterized as debt for federal income tax purposes.  Except as specifically provided, this summary neither discusses the tax consequences of persons other than initial purchasers who are U.S. certificateholders (as defined below) that hold their certificates as capital assets (within the meaning of Section 1221 of the Code) nor does it discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the United States federal income tax laws (securities dealers or brokers, or traders in securities electing mark-to-market treatment; banks, thrifts, or other financial institutions; insurance companies, regulated investment companies or real estate investment trusts; small business investment companies or S corporations; investors that hold their certificates through a partnership or other entity that is treated as a partnership for U.S. federal tax purposes; investors whose functional currency is not the U.S. dollar; retirement plans or other tax-exempt entities, or persons holding the certificates in tax-deferred or tax-advantaged accounts; investors holding certificates as part of a “straddle” or a “conversion transaction” for U.S. federal income tax purposes or as part of some other integrated investment; or investors subject to the alternative minimum tax).  This summary also does not address the tax consequences to shareholders, or other equity holders in, or beneficiaries of, a holder, or any state, local or foreign tax consequences of the purchase, ownership or disposition of the certificates.

For purposes of this discussion, a “U.S. certificateholder” means a certificateholder that is (i) a citizen or resident of the United States, (ii) corporation (or other entity treated like a corporation for federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust with respect to which both (A) a court in the U.S. is able to exercise primary authority over its administration and (B) one or more U.S. persons have the authority to control all of its substantial decisions or a trust that has made a valid election to under the Regulations to be treated as a domestic trust.  A “Non-U.S. certificateholder” means a person that is not a U.S. certificateholder, a partnership or a certificateholder subject to rules applicable to former citizens and residents of the United States.

If a partnership (or an entity treated as a partnership for federal income tax purposes) holds certificates, the U.S. federal income tax treatment of such partnership and a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership.  A partnership, or a partner of a partnership, holding certificates should consult its own tax advisor regarding the tax consequences from the partnership’s purchase, ownership and disposition of the certificates, including their status as a U.S. certificateholder or Non-U.S. certificateholder.

There is no clear authority addressing the federal income tax treatment of the certificates.  We have not sought any rulings concerning the treatment of the certificates, and the opinion of our special tax counsel is not binding on the Service.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH REGARD TO THE U.S. FEDERAL TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF THE CERTIFICATES UNDER THEIR OWN PARTICULAR CIRCUMSTANCES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY LOCAL, STATE OR FOREIGN JURISDICTION TO WHICH THEY MAY BE SUBJECT.

  Tax Status of the Trust

Upon the issuance of the certificates, Chapman and Cutler LLP will deliver its opinion generally to the effect that, (a) assuming that the underlying securities are debt for federal income tax purposes, although the matter is not free from doubt, the trust will be a grantor trust or a partnership for federal income tax purposes and (b) the trust will not be an association taxable as a corporation or a publicly traded partnership treated as a corporation for federal income tax purposes.  As a result, the trust will not be subject to federal income tax.

  Classification of the Underlying Securities

The following discussion assumes that the underlying securities constitute U.S. dollar-denominated debt instruments for United States federal income tax purposes.  No opinion of counsel has been issued to such effect.

  Income of U.S. Certificateholders

 As a holder of a certificate, you will be treated as the owner of a pro rata share of the underlying securities.  The underlying securities may also include U.S. Treasury securities.

Each certificate represents two separate components – an interest in the underlying securities and an interest in the call warrants. As a certificateholder, you will be treated as the owner of a pro rata share of the underlying securities and as the writer of a pro rata share of the call warrants and will be taxed on each component separately.

On behalf of the certificateholders, the trustee will identify (within the meaning of Section 1092(a)(2)(B) of the Code) your interests in the call warrants and the underlying securities as identified positions of an identified straddle.  Although tax counsel believes that this identification should be respected, there is no specific provision permitting trustees of grantor trusts to make this identification on behalf of a trust’s beneficial owners.  Before you purchase a certificate, you should consider making your own identification on a protective basis and retaining such identification in your own books and records.  Section 1092 of the Code requires that any identified straddle be clearly identified on your books and records before the earlier of (i) the close of the day on which the straddle is acquired or (ii) such time as the Treasury may prescribe by regulations. To date no such regulations have been promulgated. In general, provided that you do not own any position that offsets either your interest in the underlying securities or the call warrants, other than the positions you own as a result of holding a certificate, you will be taxed generally in the same manner whether or not the trustee’s identification or your protective identification is respected. For more information on the impact of the straddle rules on the taxation of a certificate, see “Certain Federal Income Tax Consequences—Sale or Exchange by U.S. Certificateholders—Certificates Subject to Call” in the accompanying prospectus.

If you own one or more positions, other than the positions you own as a result of holding a certificate, that offset either your interest in the underlying securities or the call warrants, you may be able to identify some or all of such positions and one or more of the components of your certificate as identified positions of an identified straddle.  If you do not want to be bound by the trustee’s identification, either because you do not wish to make any identification or because you wish to identify other positions that you own and one or more of the components of your certificate as identified positions of an identified straddle, you may be required to affirmatively disavow the trustee’s identification and, if applicable, make your own alternative identification in your books and records on or before the day you purchase your certificate.  Although the trustee’s identification generally should be beneficial to certificateholders, you should consult your own tax advisor concerning whether you should disavow the trustee’s identification and, if applicable, make any alternative identification. The following summary assumes that either the trustee’s identification or your protective identification is respected.

Original Issue Discount.  The certificates will be subject to the stripped bond rules of Section 1286 of the Code.  See “Certain Federal Income Tax Consequences—Strip Certificates” in the accompanying prospectus.  In general, each certificate will be treated as a debt instrument issued on the date it is acquired by the holder of such certificate.  Each U.S. certificateholder will be subject to the original issue discount (“OID”)  rules of the Code and Regulations with respect to such certificates.  Under those rules, the certificateholder (whether on the cash or accrual method of accounting) will be required to include in income the OID on its certificate as it accrues on a daily basis, on a constant yield method regardless of when cash payments are received.  The amount of OID on the certificates generally will be equal to the excess of all amounts payable on the certificate over the amount paid to acquire the certificate and the constant yield used in accruing OID generally will be the yield to maturity of the certificate as determined by such holder based on that holder’s purchase price for the certificate.  The amount of OID that is reported in income in any particular year will not necessarily bear any relationship to the amount of distributions, if any, paid to a certificateholder in that year.

Acquisition Discount.  Proceeds from a specified coupon of the underlying securities may be invested in short-term U.S. Treasury securities.  In such case, an underlying security would include a short-term government obligation as that term is used in Section 1271 of the Code.  If an underlying security is a short-term government obligation, a certificateholder may acquire its interest in the underlying security with “acquisition discount,” which is the excess of the stated redemption price at maturity over the certificateholder’s basis in such underlying security.  The term “short-term government obligation” means any obligation (other than a tax-exempt obligation) of the United States or any of its possessions, or of a State or any political subdivision thereof, or of the District of Columbia, which has a fixed maturity date not more than one year from the date of issue.  Accrual-basis certificateholders must include in gross income daily portions of the acquisition discount for each day during the tax year that the certificateholder holds such obligations.  The daily portion of the acquisition discount may be computed using the ratable accrual method or the constant interest rate method defined in Section 1283(b) of the Code.  With respect to a cash-basis certificateholder, acquisition discount generally is not currently included in the certificateholder’s income, but is treated as ordinary interest income when the obligation is disposed of or retired.

  Deductibility of Trust’s Fees and Expenses

Under Section 162 or 212 of the Code, each certificateholder will be entitled to deduct its pro rata share of expenses incurred by the trust.  In the case of individuals (and trusts, estates or other persons that compute their income in the same manner as individuals) these expenses will be deductible under Section 67 of the Code only to the extent these expenses, plus other “miscellaneous itemized deductions” of the individual, exceed 2% of the individual’s adjusted gross income.  In addition, for tax years beginning after December 31, 2012, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the “Applicable Amount”) will be reduced by the lesser of (i) 3% of the excess of the individual’s adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year.

  Sale or Exchange by Certificateholders

Sale or Exchange of a Certificate.  A certificateholder who sells a certificate prior to its maturity will be treated as having sold a pro rata portion of the underlying securities represented by the certificate.  The certificateholder will recognize gain or loss equal to the difference, if any, between the amount received for the underlying securities and the certificateholder’s adjusted basis in the underlying securities.  You should consult your own tax advisor concerning how to allocate both the amount and the amount of any gain or loss between the two components of the certificates.  A certificateholder’s adjusted basis in an underlying securities will equal the amount of the certificate purchase price initially allocated to the underlying securities, increased by any original issue discount or acquisition discount accrued by the certificateholder with respect to that security and decreased by the bond premium amortized and any payments of stated redemption price at maturity (generally, principal payments) received with respect to that security.  Except for gain representing accrued unpaid interest and accrued market discount or acquisition discount not previously included in income, any gain or loss will be capital gain or loss.

Sale of the underlying securities.  If the trust sells the underlying securities, each certificateholder will be treated as having sold its pro rata interest in the underlying securities and gain or loss (if any) will be recognized by the certificateholder.  Except for gain representing accrued unpaid interest and accrued market discount or acquisition discount not previously included in income, any gain or loss will be capital gain or loss.

In-Kind Liquidation of Certificates.  If the underlying securities are distributed in exchange for the certificates in accordance with the proportionate interests of the certificateholders in the principal and interest payments on the underlying securities, then that distribution will not be treated as a taxable event.  A certificateholder will, however, have gain or loss if, following an in-kind liquidation, the certificateholder has a greater or lesser interest in the principal or interest payments on the underlying securities than the certificateholder held immediately before the exchange.  This could happen, for example, upon an in-kind liquidation following an SEC Reporting Failure.

Modification or Exchange of underlying securities.  Depending upon the circumstances, it is possible that a modification of the terms of the underlying securities, or a substitution of other assets for the underlying securities following a default on the underlying securities, would be a taxable event to certificateholders, in which case they would recognize gain or loss as if they had sold their interests in the underlying securities.

  Income of Non-U.S. Certificateholders

A Non-U.S. certificateholder who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding certificates on its own behalf will not, except as provided below under FACTA, be subject to U.S. federal income taxes on payments of principal, premium, interest or original issue discount on a certificate, unless such Non-U.S. certificateholder is (i) a direct or indirect 10% or greater shareholder with respect to the voting power of the issuer of an underlying security; (ii) a controlled foreign corporation related to the issuer of an underlying security; or (iii) an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes to which Section 877 of the Code applies. To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that:

•           is signed under penalties of perjury by the beneficial owner of the certificate;

•           certifies that such owner is not a U.S. certificateholder;

•           provides the beneficial owner’s name and address; and

•           certifies as to the factual elements required for the exemption.

A “Withholding Agent” is the last U.S. payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a Non U.S. certificateholder (which itself is not a Withholding Agent).  Generally, this statement is made on an IRS Form W-8BEN (“W-8BEN”), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect.  Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S.  The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN.  A Non-U.S. certificateholder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding certificates on its own behalf may have substantially increased reporting requirements.  In particular, in the case of certificates held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust)

 will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

A Non-U.S. certificateholder whose income with respect to its investment in a certificate is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the certificateholder were a U.S. person, provided that the certificateholder provides to the Withholding Agent an IRS Form W-8ECI (“W-8ECI”).

Certain securities clearing organizations, and other entities that are not beneficial owners, may be able to provide a signed statement to the Withholding Agent.  However, in such case, the signed statement may require a copy of the beneficial owner’s W-8BEN (or a substitute form).

Except as described below, a Non-U.S. certificateholder generally will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a certificate, unless the Non-U.S. certificateholder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and the gain is derived from sources within the United States.  Certain other exceptions may be applicable, and a Non-U.S. certificateholder should consult its tax advisor in this regard.

  FATCA

In addition to the rules described above concerning the potential imposition of withholding on payments to Non-U.S. Certificateholders, payments of interest or original issue discount made after December 31, 2013, to Non-U.S. Certificateholders that are “financial institutions” may be subject to a withholding tax of 30% unless an agreement is in place between the financial institution and the U.S. Treasury to collect and disclose information about accounts, equity investments, or debt interests in the financial institution held by one or more U.S. persons.  For these purpose, a “financial institution” means any entity that (i) accepts deposits in the ordinary course of a banking or similar business, (ii) holds financial assets for the account of others as a substantial portion of its business, or (iii) is engage (or holds itself out as being engaged) primarily in the business of investing, reinvesting or trading in securities, partnership interests, commodities or any interest (including a futures contract or option) in such securities, partnership interests or commodities.

Payments of interest to non-financial non-U.S. entities (other than publicly traded foreign entities, entities owned by residents of U.S. possessions, foreign governments, international organizations, or foreign central banks) after December 31, 2013, will also be subject to a withholding tax of 30% if the entity does not certify that the entity does not have any substantial U.S. owners or provide the name, address and TIN of each substantial U.S. owner.

If a Non-U.S. Certificateholder would be subject to the withholding on payments of interest described in the two preceding paragraphs, dispositions of a certificate may also be subject to U.S. withholding after December 31, 2014.

  Information Reporting And Backup Withholding

Backup withholding of U.S. federal income tax may apply to payments made in respect of a certificate to a registered owner who is not an “exempt recipient” and who fails to provide certain identifying information (such as the registered owner’s taxpayer identification number) in the manner required.  Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients.  Payments made in respect of a certificateholder must be reported to the Service, unless the certificateholder is an exempt recipient or otherwise establishes an exemption.  Compliance with the identification procedures (described in the preceding section) will also establish an exemption from backup withholding for a Non-U.S. certificateholder who is not an exempt recipient.

In addition, upon the sale of a certificate to (or through) a broker, the broker must backup withhold on the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides certain identifying information in the required manner and in the case of a Non-U.S. certificateholder certifies that the seller is a Non-U.S. certificateholder (and certain other conditions are met).  The sale must also be reported by the broker to the Service, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met).

Any amounts withheld under the backup withholding rules from a payment to a certificateholder will be allowed as a refund or a credit against such certificateholder’s U.S. federal income tax, provided that the required information is furnished to the Service.

  State And Local Tax Considerations

Potential certificateholders should consider the state and local tax consequences of the purchase, ownership and disposition of the certificates.  State and local tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state or locality.  Therefore, potential certificateholders should consult their tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

  Penalty Protection

If penalties were asserted against purchasers of the certificates in respect of their treatment of the certificates for tax purposes, the summary of tax considerations contained, and the opinions stated, herein and in the accompanying Prospectus may not meet the conditions necessary for purchasers’ reliance on that summary and those opinions to exculpate them from the asserted penalties.

ERISA Considerations

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA and subject to Title I of ERISA), (b) a plan defined in and subject to Section 4975 of the Code, including an individual retirement account (“IRA”) or Keogh plan or (c) any entity whose underlying assets include plan assets of any such employee benefit plan or other plan by reason of a plan’s investment in the entity (each, a “Plan”).  In accordance with ERISA’s fiduciary standards, before investing in the certificates, a plan fiduciary should determine whether such an investment is permitted under the Plan’s governing instruments and is appropriate for the Plan in view of its investment policy and the composition of its portfolio.

ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of Section 4975 of the Code (collectively, “Parties in Interest”).  The underlying securities issuer, the underwriters, the trustee and their respective affiliates may be Parties in Interest with respect to many Plans.  There are a number of prohibited transaction exemptions that, depending upon the circumstances of a Plan’s investment in the certificates, could apply to exempt from the penalties imposed on prohibited transactions some or all prohibited transactions arising in connection with the Plan’s investment, including, but not limited to: United States Department of Labor (“DOL”) Prohibited Transaction Class Exemption (“PTCE”) 84 14 (for certain transactions determined by qualified professional asset managers); PTCE-90 1 (for certain transactions involving insurance company pooled separate accounts); PTCE 91-38 (for certain transactions involving bank collective investment funds); PTCE 95-60 (for certain transactions involving insurance company general accounts); and PTCE 96-23 (for certain transactions effected by certain in house asset managers).  In addition, Section 408(b)(17) of ERISA provides an exemption for certain transactions between Plans and certain service providers to Plans, so long as the Plan pays no more, nor receives no less, than “adequate consideration.” There is no assurance that any of these exemptions would apply with respect to all transactions involving the trust’s assets.  A Plan fiduciary considering an investment in the certificates should consider whether such an investment might constitute or give rise to a non exempt prohibited transaction under ERISA or Section 4975 of the Code.

If an investment in the certificates by a Plan were to result in the assets of the trust being deemed to constitute “plan assets” of such Plan, certain aspects of such investment, including the operations of the trust and the deemed extension of credit between the underlying securities issuer and the holder of a certificate (as a result of the underlying securities being deemed to be “plan assets”), as well as subsequent transactions involving the trust or its assets, might constitute or result in prohibited transactions under Section 406 of ERISA and Section 4975 of the Code unless exemptive relief were available under an applicable exemption issued by the DOL.  Under Section 2510.3 101 of the DOL regulations, as modified by Section 3(42) of ERISA (collectively, the “Regulation”), a Plan’s assets may include the assets of an entity if the Plan acquires an “equity interest” in such entity.  This is called the “look through rule.” Thus, if a Plan acquired a certificate, for certain purposes (including the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code), the

Plan would be considered to own an undivided interest in the underlying assets of the trust, unless an exception applied under the Regulation.

Under the Regulation, “publicly offered securities” qualify for an exception to the generally applicable “look through” rule described in the preceding paragraph.  A “publicly offered security” is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering, and (iii) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act, or (B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Securities Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

It is anticipated that the certificates will meet the criteria of the “publicly offered securities” exemption.  There are no restrictions imposed on the transfer of the certificates; the certificates will be sold pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Securities Exchange Act; and, with respect to the class A-2037 certificates, in order to meet one of the requirements for listing the class A-2037 certificates on the NYSE, the underwriters have undertaken to sell the class A-2037 certificates to a minimum of 400 beneficial owners.  See “Method of Distribution” in this prospectus supplement.

Nothing herein shall be construed as a representation that an investment in the certificates would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans generally or any particular Plan.  Any Plan or any other entity the assets of which are deemed to be “Plan Assets,” such as an insurance company investing assets of its general account, proposing to acquire the certificates should consult with its counsel.

Method of Distribution

Subject to the terms and conditions specified in the underwriting agreement, dated as of May 22, 2012, the depositor has agreed to sell and U.S. Bancorp Investments, Inc. (an affiliate of the depositor) has agreed to purchase, the certificates set forth opposite its name:

Class of Certificates
Underwriter	A-2013	A-2014	A-2015	A-2016	A-2017	A-2037
U.S. Bancorp Investments, Inc.	$1,615,000	$1,661,000	$1,661,000	$1,661,000	$1,661,000	$25,250,000
Total	$1,615,000	$1,661,000	$1,661,000	$1,661,000	$1,661,000	$25,250,000

U.S. Bancorp Investments, Inc. has agreed, subject to the terms and conditions specified in the underwriting agreement, to purchase all certificates offered by this prospectus supplement if any of such certificates are purchased.

The depositor has been advised by the underwriter that it proposes to offer the certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  The underwriter may effect such transactions by selling certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter and any purchasers of certificates for whom they may act as agents.  Any profit on the sale or resale of certificates by the underwriter will be deemed an underwriting discount or commission under the Securities Act.  Any dealers that participate with the underwriter in the distribution of certificates may be deemed to be underwriters, and any profit on the resale of certificates by them also may be deemed to be underwriting discounts or commissions under the Securities Act.

The depositor has been advised by the underwriter that it proposes initially to offer the class certificates to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of $10.00 per certificate.  The underwriter may allow, and such dealers may reallow, a concession not in excess of $10.00 per certificate.  After the initial offering, the public offering price and other selling terms of the offering may be changed.

Prior to this offering, there has been no public market for the certificates.  Application has been made to list the class A-2037 certificates on the NYSE.  Trading of the class A-2037 certificates on the NYSE is expected to commence within the 30-day period after the initial delivery thereof.  The depositor has been advised by the underwriter that it presently does not intend to make a market in the certificates after completion of the offering.  No assurance can be given as to liquidity of the trading market for the certificates or whether an active public market for the certificates will develop.  If an active public trading market for the certificates does not develop, the market price and liquidity of the certificates may be adversely affected.  If the certificates are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, the operating performance and financial condition of the underlying securities issuer, general economic conditions and other factors.

The certificates are expected to trade flat.  Trading “flat” means that any accrued and unpaid interest on the certificates will be reflected in the trading price, and purchasers will not pay and sellers will not receive any accrued and unpaid interest on the certificates not included in the trading price.

In connection with the offering of the certificates, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of any class of certificates.  Specifically, the underwriter may overallot in connection with the offering, creating a short position.  In addition, the underwriter may bid for, and purchase, any certificates in the open market to cover short positions or to stabilize the price of any class of certificates.  Any of these activities may stabilize or maintain the market price of a class of certificates above independent market levels, but no representation is made hereby of the magnitude of any effect that the transactions described above may have on the market price of such class of certificates.  The underwriter will not be required to engage in these activities, and may engage in these activities, and may end any of these activities, at any time without notice.  In connection with the offering, the underwriter may purchase and sell any class of certificates in the open market.  These transactions may include short sales and purchases on the open market to cover positions created by short sales.  Short sales involve the sale by the underwriter of a greater face amount of certificates than they are required to purchase in the offering.  The underwriter must close out any short position by purchasing certificates in the open market.  A short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of any class of certificates in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of one or more classes of the certificates or preventing or retarding a decline in the market price of any class of certificates.  As a result, the price of a class of certificates may be higher than the price that might otherwise exist in the open market.

Neither the depositor nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of any class of certificates.  In addition, neither the depositor nor the underwriter makes any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The underwriting agreement provides that the depositor will indemnify the underwriter against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the underwriter may be required to make in respect of such civil liabilities.

Ratings

The depositor expects that the certificates will receive ratings from one nationally recognized statistical rating organization (the “hired NRSRO”).

The ratings address the likelihood of the receipt by the certificateholders of payments required under the trust agreement, and are based primarily on the credit quality of the deposited assets, as well as on the relative priorities of the certificateholders of each class of the certificates with respect to collections and losses with respect to the deposited assets.  The rating on the certificates does not, however, constitute a statement regarding the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the deposited assets, or the corresponding effect on yield to investors.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

The depositor has not requested a rating on the certificates by any rating agency other than the hired NRSRO.  However, there can be no assurance as to whether any non-hired NRSRO will rate the certificates, or, if it does, what rating would be assigned by any such non-hired NRSRO.  A rating on the certificates by a non-hired NRSRO, if assigned at all, may be lower than the ratings assigned to the certificates by the hired NRSRO.

Any rating on the certificates will depend on the ratings of the underlying securities issuer.  Any downgrade by a rating agency of its rating of the underlying securities issuer below the rating of the certificates would likely result in a downgrade of its ratings with respect to the certificates.  A rating agency may maintain ongoing rating surveillance with respect to the certificates, but the depositor will not monitor any changes in the rating of the certificates after their issuance. The depositor is not required to maintain or enter into any arrangement to maintain the public rating in relation to the certificates.

Legal Matters

Certain legal matters relating to the certificates will be passed upon for the depositor and the underwriter by Chapman and Cutler LLP, Washington, D.C.

Index of Terms for Prospectus Supplement

acceleration	S-32
accretion amount	S-9
accretion schedule	S-9
allocation percentage	S-10, S-35
allowable expense amount	S-7, S-31
Applicable Amount	S-39
available amounts	S-7, S-31
available warrant proceeds	S-7, S-31
call warrant	S-10, S-25
called underlying securities	S-10, S-25
carry-forward amounts	S-7
certificates	S-1
class A-2013 certificates	S-1
class A-2014 certificates	S-1
class A-2015 certificates	S-1
class A-2016 certificates	S-1
class A-2017 certificates	S-1
class A-2037 certificates	S-1
class A-2037 conversion date	S-3
class A-2037 interest payment	S-4
class A-2037 pass-through rate	S-4
clearing agency	S-29
closing date	S-4
Code	S-11, S-36
Commission	S-ii
cut-off date	S-4
depositor	S-1
DOL	S-41
DTC	S-29
ERISA	S-41
extraordinary trust expenses	S-7, S-31
face amount	S-3
final scheduled distribution date	S-3
hired NRSRO	S-12, S-44
Investment Company Act Event	S-9
IRA	S-41
maturity date	S-3
non-hired NRSRO	S-16
Non-U.S. certificateholder	S-37
NYSE	S-4, S-33
OID	S-11, S-38
ongoing trust expenses	S-7, S-31
Parties in Interest	S-41
payment default	S-32
Plan	S-41
PTCE	S-41
Regulation	S-42
Regulations	S-36
SEC reporting failure	S-9, S-33
Securities Act	S-ii
Securities Exchange Act	S-5
Service	S-36
special distribution date	S-8, S-31
specified currency	S-4
sponsor	S-1
trust	S-1, S-19
Trust Liquidation Event	S-8
Trust Tax Event	S-9
trustee	S-34
U.S. certificateholder	S-37
underlying securities	S-4
underlying securities indenture	S-22
underlying securities issuer	S-5
underlying securities payment date	S-5
underlying securities prospectus	S-20
underlying securities prospectus supplement	S-20
underlying securities term sheet	S-20
underlying securities trustee	S-22
voting rights	S-35
W-8BEN	S-40
W-8ECI	S-40
warrant agent	S-10, S-25
warrant agent agreement	S-10, S-25
warrant exercise date	S-10, S-25
warrant exercise purchase price	S-26
warrantholder	S-11, S-28
Withholding Agent	S-40
zero coupon certificates	S-1

Appendix A

Accretion Amounts of Certificates
Per $1,000 Face Amount of Certificates

Class A-2013 Zero Coupon Certificates (Accretion Rate: 1.75%)

Underlying Securities Payment Date	Accretion Amount
December 2012	$991.33
June 2013	$1,000.00

Class A-2014 Zero Coupon Certificates (Accretion Rate: 2.50%)

Underlying Securities Payment Date	Accretion Amount
December 2012	$963.42
June 2013	$975.46
December 2013	$987.65
June 2014	$1,000.00

Class A-2015 Zero Coupon Certificates (Accretion Rate: 3.00%)

Underlying Securities Payment Date	Accretion Amount
December 2012	$928.26
June 2013	$942.18
December 2013	$956.32
June 2014	$970.66
December 2014	$985.22
June 2015	$1,000.00

Class A-2016 Zero Coupon Certificates (Accretion Rate: 3.25%)

Underlying Securities Payment Date	Accretion Amount
December 2012	$893.30
June 2013	$907.81
December 2013	$922.57
June 2014	$937.56
December 2014	$952.79
June 2015	$968.28
December 2015	$984.01
June 2016	$1,000.00

Class A-2017 Zero Coupon Certificates (Accretion Rate: 3.60%)

Underlying Securities Payment Date	Accretion Amount
December 2012	$851.67
June 2013	$867.00
December 2013	$882.60
June 2014	$898.49
December 2014	$914.66

A-1

June 2015	$931.13
December 2015	$947.89
June 2016	$964.95
December 2016	$982.32
June 2017	$1,000.00

Class A-2037 Callable Step Up Certificates (Accretion Rate: 5.51%)

Underlying Securities Payment Date	Accretion Amount
December 2012	$885.14
June 2013	$909.53
December 2013	$934.59
June 2014	$960.34
December 2014	$986.79
June 2015	$1,013.98
December 2015	$1,041.91
June 2016	$1,070.62
December 2016	$1,100.11
June 2017 and thereafter	$1,130.42

A-2

$1,615,000 Face Amount of Class A-2013 Zero Coupon Certificates, Series 2012-1
$1,661,000 Face Amount of Class A-2014 Zero Coupon Certificates, Series 2012-1
$1,661,000 Face Amount of Class A-2015 Zero Coupon Certificates, Series 2012-1
$1,661,000 Face Amount of Class A-2016 Zero Coupon Certificates, Series 2012-1
$1,661,000 Face Amount of Class A-2017 Zero Coupon Certificates, Series 2012-1
$25,250,000 Face Amount of Class A-2037 Callable Step Up Certificates, Series 2012-1

Fixed Income Trust for Prudential Financial, Inc. Notes, Series 2012-1
Issuing Entity

Fixed Income Client Solutions LLC
Depositor and Sponsor

______________________________

PROSPECTUS SUPPLEMENT

June 7, 2012

______________________________

US Bancorp

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions.  In addition, until the date which is 90 days after the date of this prospectus supplement, all dealers selling the certificates will deliver a prospectus supplement and prospectus.  Such delivery obligations may be satisfied by filing the prospectus supplement and prospectus with the Securities and Exchange Commission.